Exhibit 4.3



               VIAD CORP CAPITAL ACCUMULATION PLAN

                         RESTATED 6/15/94

                         NOVEMBER 7, 1997


                              INDEX

Article                       Description                    Page

I    Purpose                                                  i-1

II   Definitions and Construction                             ii-

     2.1    Definitions                                         1

     Accounts                                                   1
     Actual Deferral Percentages                                1
     Adoption Agreement                                         1
     Affiliate                                                  1
     Aggregate Limit                                            1
     Annual Additions                                           1
     Authorized Leave of Absence                                2
     Average Contribution Percentage                            2
     Beneficiary                                                2
     CODA                                                       2
     Code                                                       2
     Committee                                                  2
     Compensation                                               3
     Contribution Percentage                                    3
     Contribution Percentage Amounts                            3
     Disability                                                 3
     Elective Deferrals                                         3
     Eligible Employee                                          3
     Eligible Participant                                       3
     Employee                                                   4
     Employee Contribution                                      4
     Employee Contribution Account                              4
     Employer                                                   4
     Employer Contribution Account                              4
     Employer Stock                                             4
     Excess Aggregate Contributions                             4
     Excess Contribution                                        5
     Excess Elective Deferrals                                  5
     Effective Date                                             5
     Entry Date                                                 5
     ERISA                                                      5
     Family Member                                              5
     Fiduciaries                                                5
     GFCFC Stock Account                                        5
     Highly Compensated Employee                                5
     Income                                                     6
     Investment Fund(s)                                         6
     Matching Contribution                                      6
     Participant                                                7
     Participation                                              7
     Plan                                                       7
     Qualified Matching Contributions                           7
     Qualified Non-elective Contributions                       7
     Salary Contribution Account                                7
     Trust (or Trust Fund)                                      7
     Trustee                                                    7
     Valuation Date                                             7
     Vested Rollover Contribution Account                       7
     Year                                                       7
     Acquired Company                                           7
     Andrews Bartlett                                           8
     Andrews Bartlett Plan                                      8
     Gelco                                                      8
     Gelco Plan                                                 8
     Concept                                                    8
     Concept Plan                                               8
     Giltspur                                                   8
     Giltspur Plan                                              8
     Dial Corporation Stock Account                             8
     Acquired Company                                           8

     2.2    Construction                                       16

III  Participation                                           iii-

     3.1    Participation                                       1
     3.2    Termination of Employment                           1
     3.3    Transfers                                           1
     3.4    Suspension                                          1
     3.5    Transfer of Bargaining Unit Employees               2

IV   Contributions                                            iv-

     4.1    Employer Contributions                              1
     4.2    Code Section 401(k) Salary Reduction                1
     4.3    Employee Contributions                              2
     4.4    After-Tax Salary Deduction                          2
     4.5    Rollover Amount From Other Plans                    3

V    Allocations to Participant's Account                      v-

     5.1    Individual Accounts                                 1
     5.2    Account Adjustments                                 1
     5.3    Actual Deferral Percentage Test                     3
     5.4    Average Contribution Percentage Test                4
     5.5    Distribution of Excess Aggregate Contributions      5
     5.6    Distribution of Excess Elective Deferrals           6
     5.7    Distribution of Excess Contributions                7
     5.8    Maximum Additions                                   7
     5.9    Top-Heavy Provisions                                9
     5.10   Securities Law Requirements                        11

VI   Benefits                                                 vi-

     6.1    Entitlement to Benefits                             1
     6.2    Death                                               1
     6.3    Payment of Benefits                                 1
     6.4    Designation of Beneficiary                          2
     6.5    Withdrawals                                         3
     6.6    Debiting of Investment Funds                        5
     6.7    Required Distributions                              5
     6.8    Distribution Requirements                           5
     6.9    Loans to Participants                               6
     6.10   Eligible Rollover Distributions                     7
     6.11   Distribution of Andrews Bartlett Plan and
            Gelco Plan Balances                                 8

VII  Investment Options, Trust Fund                          vii-

     7.1    Participant Directed Individual Account Plan        1
     7.2    Employee Selected Investment Options                1
     7.3    Investment Elections                                2
     7.4    Investment Transfers                                2
     7.5    Trust Fund                                          2
     7.6    Tender Offers                                       2
     7.7    Voting of Stock                                     2
     7.8    GFCFC Common Stock Fund                             3
     7.8A   The Dial Corporation Common Stock Fund              4
     7.9    Exercise of Control                                 6
     7.10   Adjustment of Accounts                              7
     7.11   Limitation of Liability And Responsibility          7
     7.12   Former Participants And Beneficiaries               7

VIII Administration                                         viii-

     8.1    Allocation of Responsibility Among Fiduciaries
            for Plan and Trust Administration                   1
     8.2    Appointment of Committee                            1
     8.3    Claims Procedure                                    1
     8.4    Records and Reports                                 2
     8.5    Other Committee Powers and Duties                   2
     8.6    Rules and Decisions                                 3
     8.7    Committee Procedures                                3
     8.8    Authorization of Benefit Payments                   3
     8.9    Application and Forms for Benefits                  3
     8 10 Facility of Payment                                   3
     8.11 Indemnification of the Committee            4

IX   Miscellaneous                                            ix-

     9.1    Nonguarantee of Employment                          1
     9.2    Rights to Trust Assets                              1
     9.3    Nonalienation of Benefits                           1
     9.4    Nonforfeitability of Benefits                       1
     9.5    Compliance with Code Section 414(u)                 1

X    Amendments and Action by Employer                         x-

     10.1 Amendments                                            1
     10.2 Action by Viad Corp                                   1

XI   Successor Employer and Merger or Consolidation
     of Plans                                                 xi-

     11.1 Successor Employer                                    1
     11.2 Conditions Applicable to Mergers or
            Consolidations of Plans                             1
     11.2A Plan Merger or Consolidation                         2
     11.3 Transfer of Plan Assets to the Dial
            Corporation Capital Accumulation Plan               3
     11.4 Transfer of Plan Assets from the Viad Corp
            Employees' Stock Ownership Plan                     4

XII  Plan Termination                                        xii-

     12.1 Right to Terminate                                    1
     12.2 Partial Termination                                   1
     12.3 Liquidation of the Trust Fund                         1

XIII Adoption of Plan                                       xiii-

     13.1   Adoption Agreement                                  1


               VIAD CORP CAPITAL ACCUMULATION PLAN

                       Article 1.- Purpose

     Effective as of January 1, 1985 (the "Effective Date"), the
Employer adopted the Plan set forth herein, formerly called the Greyhound Employees' Capital Accumulation Plan.

     The Viad Corp Capital Accumulation Plan Trust, formerly called the Dial Companies Capital Accumulation Plan Trust, and prior thereto the Greyhound Employees' Capital Accumulation Plan Trust, as established by trust agreement executed effective as of January 1, 1985 ("Trust") is intended to form a part of the Plan.

     The Plan and Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended.

     The provisions of this Plan shall apply only to an Eligible
Employee who is actively employed by an Employer after the Effective Date and who is a Participant, as defined in Section
2.1 of the Plan.

     The Plan and Trust have been amended from time to time since they were established principally to conform to law changes.

     The Plan is restated on June 27, 1994, to incorporate Plan amendments approved June 27, 1994 which, unless otherwise provided, were effective retroactive to January 1, 1993. These amendments were primarily to comply with Code section 401
(a)(31), added by the Unemployment Compensation Amendments of 1992, and the new compensation limit established by the Omnibus Budget Reconciliation Act of 1993.

            Article II. - Definitions and Construction

     2.1 DEFINITIONS: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

     (a)    ACCOUNT(S):  One or all of the Employee Contribution
Account, Employer Contribution Account, Salary Reduction
Contribution Account and Vested Rollover Contribution Account, as the case may be, and as appropriate in the context of each provision of the Plan containing such term, for each Participant.

     (b) ACTUAL DEFERRAL PERCENTAGE: shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such portion of the Plan Year beginning with the date the Participant was first eligible to Participate (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contributions Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

     (c) ADOPTION AGREEMENT: The agreement executed by each Affiliate Employer in order to adopt the Plan pursuant to the provisions of Article XIII.

     (d)    AFFILIATE:  An entity which, by reason of Code
Section 414(b), 414(c), or 414(m), is treated as a single
Employer with The Viad Corp.

     (e) AGGREGATE LIMIT: The sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code Section 401 (m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

     (f) ANNUAL ADDITIONS: With respect to each Year, the total of the Employer contributions allocated to a Participant's Salary Reduction Contribution Account, Employee Contribution Account and Employer Contribution Account. Amounts allocated, after [March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key Employee, as defined in Section 41 9A(d)(3) of the Code, under a welfare benefit fund, as defined in
Section 41 9(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan. For this purpose, any excess amount applied under Section 5.8(b) in the Year to reduce Employer contributions will be considered Annual Additions for such Year.

     (g) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns to employment with the Employer or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

     (h)    AVERAGE CONTRIBUTION PERCENTAGE:  The average of the
Contribution Percentages of the Eligible Participants in a group.

     (i) BENEFICIARY: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.4 to receive any death benefit payable under this Plan.

     (j) CODA: A cash or deferred arrangement as described in Section 401(k) of the Code.

     (k) CODE: The Internal Revenue Code of 1986, as amended.

     (i)    COMMITTEE:  The persons appointed pursuant to
Article VIII to assist the Viad Corp in the administration of the Plan in accordance with said Article.

     (m) COMPENSATION: Subject to the other provisions of the Plan and except as defined in the Adoption Agreement of an Employer in accordance with Article XIII hereof, the total of all amounts paid to a Participant by the Employer for personal services as would be reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) had Participant not been a Participant under the Plan or any Plan sponsored by the Employer which is qualified under Sections 125 or 129 of the Code and excluding fringe benefits, overtime, bonuses and any benefits paid under this Plan; provided, however, that consistent with past practice the Committee, in its discretion, may use any definition of "compensation" to determine whether the various nondiscrimination tests are met as long as such definition satisfies Code Section 414(s) and is applied uniformly to all Participants. For purposes of allocating the Employer's contribution for the Year in which a Participant begins or resumes Participation, Compensation allocable to time periods before his or her Participation began or resumed shall be disregarded.

The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Code. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(9)(6) of the Code shall apply, except in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit." The "0BRA '93 annual compensation limit" is $150,000 as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '94 annual compensation limit is $150,000.

     (n) CONTRIBUTION PERCENTAGE: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the portion of the Plan Year beginning with the date the Participant was first eligible to participate (whether or not the Employee was a Participant for the entire Plan Year).

     (o) CONTRIBUTION PERCENTAGE AMOUNTS: The sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

     (p) DISABILITY: A physical or mental condition which, in the sole judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, permanently prevents an Employee from satisfactorily performing his or her usual duties for the Employer and the duties of any other position or job for the Employer for which such Employee is qualified by reason of his or her training, education or experience.

     (q) ELECTIVE DEFERRALS: Any Employer contributions made to the plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified Employee pension cash or deferred arrangement as described in 402(h)(1)(B), any eligible deferred compensation plan under
Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

     (r) ELIGIBLE EMPLOYEE: Any Employee whose customary employment is for not less than 1000 hours of service (as defined in Section 3.1) per year and for a regular fixed compensation, except an Employee who is covered by a collective bargaining agreement.

     (s) ELIGIBLE PARTICIPANT: Any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage) or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the plan, any Employee who would be a Participant in the plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

     (t) EMPLOYEE: means any person classified by an Employer or an Affiliate (hereinafter "Employer") to be a common law employee. Any determination by a court or governmental agency, whether by adjudication or settlement with the Employer, that an individual, who had not previously been classified as a common law employee, is, for other purposes, a common law employee of the Employer shall not affect the Employer's classification of that individual for purposes of the Plan.

     (u) EMPLOYEE CONTRIBUTION: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

     (v) EMPLOYEE CONTRIBUTION ACCOUNT: The account maintained pursuant to Section 4.3, hereof, to record for a Participant his or her after-tax contributions and adjustments relating thereto.

     (w) EMPLOYER: The Viad Corp, or any Affiliate that has adopted the Plan.

     (x) EMPLOYER CONTRIBUTION ACCOUNT: The account maintained pursuant to Section 4.1(b), hereof, to record for a Participant his or her share of the contributions of the Employer, if any, and adjustments relating thereto.

     (y) EMPLOYER STOCK: The common stock, 51.50 par value, of The Viad Corp.

     (z) EXCESS AGGREGATE CONTRIBUTIONS: Shall mean, with respect to any Plan Year, the excess of:

(1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess
Elective Deferrals and then determining Excess Contributions.

In computing the Average Contribution Percentage, the Employer shall take into account, and include as Contribution Percentage
Amounts, Elective Deferrals, and Qualified Non-elective
Contributions under this plan or any other plan of the Employer, as provided by regulations.

Forfeitures of Excess Aggregate Contributions shall be:

(1) Applied to reduce Employer contributions for the Plan Year in which the excess arose, but allocated as in (2), below, to the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year.

(2) Allocated, after ail other forfeitures under the plan, to the Matching Contribution account of each Non-highly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

The Employer may elect to make Qualified Non-elective
Contributions under the plan on behalf of Employees.

     (aa) EXCESS CONTRIBUTION: Shall mean, with respect to any Plan Year, the excess of:

(1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated
Employees for such Plan Year over

(2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

     (bb)   EXCESS ELECTIVE DEFERRALS:  shall mean those
Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     (cc) EFFECTIVE DATE: January 1, 1985, the date on which the provisions of this Plan became effective, or with respect to an Affiliate who adopts the Plan on a later date, the date set forth in the Adoption Agreement.

     (dd)   ENTRY DATE:  The first day of each calendar month.

     (ee)   ERISA:  Public Law No. 93-406, the Employee
Retirement Income Security Act of 1974, as amended.

     (ff) FAMILY MEMBER: A member of the Employee's family as defined in Section 414(q)(6) of the Code.

     (gg) FIDUCIARIES: The Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.1.

     (hh) GFCFC STOCK ACCOUNT: The account maintained pursuant to Sections 5.1 and 7.1, hereof, to record for a Participant his or her shares of common stock of GFC Financial
Corporation, now known as The FINOVA Group Inc., ("GFCFC Stock") credited to the Plan as of March 18, 1992.

     (ii) HIGHLY COMPENSATED EMPLOYEE: Includes active Highly Compensated Employees and former Highly Compensated Employees. An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of 550,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who receive the most compensation from the Employer during the determination year; and
(ii) Employees who are 5-percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirements of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a Family Member of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5-percent owner or top ten Highly Compensated Employee shall be aggregated Ln such case, the Family Member and 5-percent owner or top ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5-percent owner or top ten Highly Compensated Employee. For purposes of this Section, Family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

The Employer may elect to use the calendar year to determine whether an Employee is a Highly Compensated Employee in the look-back year (as defined in Treasury Regulations under Section
414(q) of the Code) calculation. The calendar year used will be the calendar year ending with or within the determination year
(as defined in the regulations under Section 414(q) of the Code).
The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar year look back year. If the Employer elects to make the calendar year calculation election with respect to any plan, entity or arrangement, such election must apply with respect to all plans, entities and arrangements of the Employer.

     (jj) INCOME: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the income of the Trust Fund as of any date, assets shall be valued on the basis of their fair market value.

     (kk) INVESTMENT FUND(S): The investment funds described in Section 7.1.

     (ll) MATCHING CONTRIBUTION: An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

     (mm) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

     (nn) PARTICIPATION: The period commencing as of the date the Employee became a Participant and ending on the date his or her employment with the Employer terminated in accordance with
Section 3.2, hereof.

     (oo)   PLAN:  The Viad Corp Capital Accumulation Plan, the
Plan set forth herein, as amended from time to time.

     (pp)   QUALIFIED MATCHING CONTRIBUTIONS:  Matching
Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

     (qq) QUALIFIED NON-ELECTIVE CONTRIBUTIONS: Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

     (rr) SALARY REDUCTION CONTRIBUTION ACCOUNT: The account maintained to record for a Participant his or her pre-tax salary reduction contributions made by the Employer pursuant to Section
4.1(a) and 4.2 hereof, and adjustments relating thereto.

     (ss)   TRUST (OR TRUST FUND):  The fund known as the Viad
Corp Capital Accumulation Plan Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of the Plan.

     (tt) TRUSTEE: The corporation or individuals appointed by the Board of Directors of Viad Corp to administer the Trust.

     (uu)   VALUATION DATE:  Each business day of the Plan Year.

     (vv) VESTED ROLLOVER CONTRIBUTION ACCOUNT: The account maintained pursuant to Section 4.5, hereof, to record for a Participant rollover amounts transferred to the Trust Fund and adjustments relating thereto.

     (ww) YEAR: The 12-month period commencing on January 1 and ending on December 31.

     (xx) ACQUIRED COMPANY: "Acquired Company means any business entity which has been acquired or whose assets have been acquired by an Employer as defined in Section 2.1(w); for this purpose "hour of service" means any prior service equivalent to "hour of service" as defined in Section 3.1 with the Acquired Company and any other prior service recognized as eligible or vesting service under a qualified plan of an Acquired Company. Notwithstanding the foregoing, the participation of an Acquired (Company employee in the Plan shall be subject to the intent of the acquiring Employer in making the acquisition which may deny the recognition of service with the Acquired Company in order to prevent discrimination or to protect the qualification of the Plan or for any other reason arising out of the acquisition. The Committee shall ensure that appropriate records are kept to carry out the terms of this provision.

     (yy)   ANDREWS BARTLETT:  Andrews, Bartlett & Associates,
Inc.

     (zz)   ANDREWS BARTLETT PLAN:  The Andrews, Bartlett &
Associates Inc. 401(k) Savings Plan.

     (aaa)  GELCO:  Gelco Convention Services, Inc.

     (bbb)  GELCO PLAN:  The Gelco Convention Services, Inc.
401(k) Retirement Plan.

     (ccc)  CONCEPT:  Concept Convention Services, Inc.

     (ddd)  CONCEPT PLAN:  The Concept Convention Services, Inc.
401(k) Profit Sharing Plan.

     (eee)  GILTSPUR:  Giltspur, Inc.

     (fff)  GILTSPUR PLAN:  The Giltspur, Inc. Tax Deferred
Savings Plan.

     (ggg) DIAL CORPORATION STOCK ACCOUNT: The account maintained pursuant to Section 5.1 and 7.2, hereof, to record for a Participant his or her shares of common stock of The Dial
Corporation ("Dial Corporation Stock").

     2.2 CONSTRUCTION: The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan. Except where otherwise indicated by the context, any masculine or feminine term shall also include the other gender, and the use of any term in the singular or plural shall also include the opposite number.

                   ARTICLE III. - PARTICIPATION

     3.l    PARTICIPATION:  An Eligible Employee shall become a
Participant as of the later of the Effective Date or the first Entry Date coincident with or next following any "eligibility computation period" during which he or she has at least 1,000 Hours of Service with the Employer or an Acquired Company, provided that said Eligible Employee has entered into a duly executed salary reduction agreement under Section 4.2 in advance of said Entry Date and has fulfilled the Plan's enrollment procedures as provided by the Committee. For purposes of this Section, the initial "eligibility computation period" is the twelve consecutive month period commencing on the date on which the Employee first performs an Hour of Service and the second and subsequent "eligibility computation periods" are the twelve consecutive month periods commencing on the anniversaries of said date. Participation under the Plan shall cease and a person shall no longer be a Participant upon termination of employment with the Employer, as defined in Section 3.2, hereof. A rehired Eligible Employee shall be credited with all Hours of Service performed prior to his termination of employment. If a rehired Eligible Employee was a Participant or had satisfied the eligibility service requirements of this Section during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, he shall commence participation upon the later of his date of rehire or the date on which he would have commenced participation if his employment had not terminated. The term "Hour of Service" shall mean for the purposes hereof, each hour (i) for which an Eligible Employee is paid, or entitled to payment for the performance of duties for the Employer or (ii) during which the Eligible Employee is absent due to an Authorized Leave of Absence, vacation, holiday, temporary sickness, maternity or paternity leave under ERISA
Section 203(b), but in each case only to the extent such Eligible Employee is or would be (but for the absence) entitled to payment for the performance of his or her regular duties for the Employer, as reasonably determined by the Committee consistent with U.S. Department of Labor regulations, during the applicable computation period.

     3.2    TERMINATION OF EMPLOYMENT:  "Termination of
Employment" shall be deemed to be the date:

     (i) The Participant quit, was discharged (for any reason, including, by reason of Disability), died or retired; or

     (ii) The first anniversary of the date the Participant was continuously absent (with or without pay) for any other reason, such as vacation, holiday, temporary sickness, Authorized Leave of Absence or layoff, or the date within such 12-month period when the Participant quit, was discharged, died or retired.

     3.3 TRANSFERS: For the purposes of determining eligibility to Participate in the Plan under Section 3.1, an Eligible Employee shall receive credit for employment with an Employer or an Affiliate.

     3.4 SUSPENSION: If a Participant (i) elects to defer distribution of his or her benefit pursuant to Section 6.3(c),
(ii) is transferred to employment with an Affiliate that has not adopted the Plan, (iii) ceases to be an Eligible Employee, (iv) goes on an unpaid maternity or paternity leave under ERISA
Section 203(b), (v) receives a hardship withdrawal in accordance with Section 6.5, or (vi) commences an Authorized Leave of Absence, as reasonably determined by the Committee, his or her Participation under the Plan shall be suspended, provided, however, that during the period of his or her employment in such ineligible status or position: (a) he or she shall cease to have any right to make contributions pursuant to Article IV, hereof;
(b) his or her Employer Contribution Account shall receive no Employer contribution allocation under Section 5.2(c); (c) he or she shall continue to participate in Income allocations pursuant to Section 5.2(a); (d) the withdrawal privileges under the provisions of Article VI, ether than the loan provision of
Section 6.9, shall continue to apply except for a Participant who has deferred distribution of his or her benefit pursuant to
Section 6.3(c); and (d) the Investment Fund transfer provisions of Section 7.3 shall continue to apply.

     3.5 TRANSFER OF BARGAINING UNIT EMPLOYEES: Pursuant to collective bargaining, effective September 30, 1995 certain employees of Dobbs International Services, Inc. are no longer eligible to participate in this Plan. Effective January 1, 1996, those employees will be eligible to participate in the Dobbs International Services, Inc. Bargained Employees' 401(k) Plan
(the "Dobbs Plan ), which provides for and permits transfers from this Plan to the Dobbs Plan. The Committee and Trustee are hereby authorized and directed to take all actions necessary or appropriate to accomplish the transfer of Account balances of such employees from this Plan to the Dobbs Plan. The Accounts of each Participant shall be valued and adjusted as of the year-end Valuation Date, and the sum of the Account balances so determined shall equal the amount transferred. Following the transfer, the affected employees will no longer have any claim for benefits under this Plan, and the Dobbs Plan, in accepting the assets transferred for this Plan, shall be deemed to have accepted the liability for all amounts due to each Participant.
     Ln the future, if a Participant becomes included in a unit of employees covered by a collective bargaining agreement and pursuant to collective bargaining is excluded from this Plan and included in a collectively bargained plan, the Committee in the exercise of its discretion, may direct that the Participant's Accounts in the Plan may be transferred to the collectively bargained plan if the collective bargaining agreement so provides. The Committee and Trustee are hereby authorized and directed to take all actions necessary or appropriate to accomplish such transfer. The Accounts of the Participant shall be valued and adjusted as of the Valuation Date immediately preceding the transfer effective date, and the sum of the Account balances so determined shall equal the amount transferred. Following the transfer, Participants will no longer have any claim for benefits under this Plan, and the collectively bargained plan, in accepting the assets transferred from this Plan, shall be deemed to have accepted the liability for all amounts due to each Participant.

                   ARTICLE IV. - CONTRIBUTIONS

     4.1 EMPLOYER CONTRIBUTIONS: (a) For each Year, the Employer shall contribute an amount to a Participant's Salary Reduction Contribution Account equal to the total amount of contributions agreed to be made by it pursuant to a salary reduction agreement under Section 4.2 entered into between the Employer and the Participant for such Year. Contributions made by Employer for a given payroll period pursuant to salary reduction agreements under Section 4.2 shall be promptly deposited in the Trust Fund as soon as practicable after the payroll period to which they relate.

     (b) In addition, for each Year, each Employer may contribute such additional amounts to the Participants' Employer Contribution Accounts as its Board of Directors shall determine in its sole discretion from time to time. Such additional contributions with respect to each Participant may be conditioned upon and keyed to the amount of contributions agreed to by such
Participant under Section 4.2.   Such additional contributions
shall be allocated among Participants either with regard to a uniform percentage of each Participant's Compensation; or with regard to a uniform percentage of the amount of contributions agreed to by the Participant under Section 4.2; or a combination of the two. The formulation decided upon by the Board of Directors shall operate in a nondiscriminatory manner. Such additional contributions shall be deemed made on account of a Year if either (a) the Board of Directors of the particular Employer determines the amount of such contribution by appropriate action and announces the amount in writing to its Employees before the close of such Year, or (b) the Employer designates such amount in writing to the Trustee as payment on account of such Year or (c) the Employer claims such amount as a deduction on its federal tax return for such Year. All additional contributions of an Employer shall be paid to the Trustee and payment shall be made not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return. Amounts credited to a Participant's Employer Contribution Account shall be 100% vested and nonforfeitable at all times.

     4.2 CODE SECTION 401(K) SALARY REDUCTION: (a) In addition to the other terms and conditions herein, each Eligible Employee shall enter into prior to the Entry Date that such Eligible
Employee's Participation under the Plan is to commence pursuant to
Section 3.1 a written salary reduction agreement with the Employer which will be applicable to Compensation for payroll periods after such Entry Date. The terms of any such salary reduction agreement shall provide for the purposes of Section 4.1(a) hereof that the Eligible Employee as a Participant agrees to accept a reduction in salary from the Employer equal to any dollar amount or percentage of his Compensation per payroll period, not to exceed 12% of such Compensation, or be less than the lesser of 1% of such Compensation or One Hundred Twenty Dollars ($120.00) per calendar quarter. In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's Salary Reduction Contribution Account on behalf of the Participant for such Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Year pursuant to the salary reduction agreement. Amounts credited to a Participant's Salary Reduction Contribution Account are intended to qualify for income tax deferral under Section 401(k) of the Code and, as such, shall be 100% vested and nonforfeitable at all times. If a Participant enters into a salary reduction agreement with the Employer for a given Year, his or her Compensation for such Year for all other purposes of this Plan, except with respect to a salary deduction agreement under Section
4.4, hereof, shall be equal to his or her Compensation after application of the salary reduction agreement.

     (b) Unless otherwise amended or terminated in accordance with (ii), below, a Participant's salary reduction agreement shall be deemed automatically renewed from year to year, while this Plan remains in force and effect, Further, salary reduction agreements shall include, but not by way of limitation, and be governed by the following:

     (i) A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Employer.

     (ii) A salary reduction agreement may be amended or terminated by a Participant only once during each calendar quarter if the purpose of the amendment is to decrease or increase the amount of such Participant's Compensation which is subject to salary reduction during the remainder of such Year.

     (iii) Any amendment or termination of a salary reduction agreement shall be effective on the following Entry date after at least 30 days prior written notice by a Participant in the form required by Employer.

     (iv) The Employer may amend or revoke its salary reduction agreement with any Participant at any time, if the Committee determines that such revocation or amendment is necessary to insure that a Participant's Additions for any Year will not exceed the limitations of Section 415 of the Code or to insure that the discrimination tests of Section 401(k) and 401(m) of the Code are met for such Year.

     (v) The Employer may revoke its salary reduction agreements with all Participants or amend its salary reduction agreements with all Participants on a uniform basis, if it determines that it will not have sufficient current or accumulated earnings to make the contributions to the Plan that may be required by the salary reduction agreements.

     (vi) Except as provided above, a salary reduction agreement applicable to any given Year, once made, may not be revoked or amended by the Participant.

     (vii) No amounts may be withdrawn by a Participant from any of his Accounts, except as provided in Section 6.5, hereof.
     All withdrawal elections shall be made by a Participant on forms supplied by the Committee for that purpose.

     (c) The Committee may from time to time alter and/or add to the requirements for salary reduction agreements expressed in
Section 4.2(b). The Employer shall abide by the Committee's determinations and directions with respect to all matters covered in salary reduction agreements.

     4.3    EMPLOYEE CONTRIBUTIONS:  Subject to the provisions of
Section 4.4, hereof, a Participant may contribute each Year to an Employee Contribution Account an amount pursuant to a written salary deduction agreement under Section 4.4 not intended to qualify for income tax deferral under Code Section 401(k), but to be subtracted from such Participant's Compensation on an after-tax basis. Amounts credited to a Participant's Employee Contribution Account shall remain 100% vested and nonforfeitable at all times. Highly Compensated Employees may not elect to make Employee Contributions.

     4.4 AFTER-TAX SALARY DEDUCTION: A Participant may elect to enter into a written salary deduction agreement with Employer which shall be in the form and substance acceptable to Employer and the Committee and will be applicable to all payroll periods within a Year. A salary deduction agreement may be amended or terminated only once during each calendar quarter if the purpose of the amendment is to decrease or increase the amount of such Participant's Compensation which is subject to salary deduction agreement during the remainder of such Year. The terms of such salary deduction agreement shall provide, among other things, that for the purposes of Section 4.3 the Participant agrees to accept a deduction from salary from the Employer equal to any whole percentage of his Compensation per payroll period, not to exceed 10% of such Compensation.

     4.5 ROLLOVER AMOUNT FROM OTHER PLANS: (a) An Employee eligible to Participate in the Plan, regardless of whether he or she has satisfied the Participation requirements of Section 3.1, who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code (the "Other Plan") may transfer such contribution to the Trust Fund if such contribution would constitute, in the sole and absolute discretion of the Comnmittee, a "rollover contribution" within the meaning of the applicable provisions of the Code. Additionally, a Participant may request, with the approval of the Committee, that the Trustee accept a transfer from the trustee of another qualiDed plan. Upon such approval, the Trustee shall accept such transfer. The Committee may, in its sole discretion decline to accept such transfer. For purposes of this Plan, both a "rollover contribution" within the meaning of the applicable provisions of the Code and a transfer initiated by the Participant from another plan shall be referred to as a "Rollover Contribution." If the Committee decides to grant a Participant's request to make a Rollover Contribution, the Participant may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution. The procedure approved by the Committee shall provide that such a transfer may be made only if the following conditions are met: (a) the transfer occurs on or before the 60th day following the Employee's receipt of the distribution from the Other Plan; and (b) the amount transferred is equal to any portion of the distribution the Employee received from the Other Plan.

     (b) Notwithstanding the foregoing, if an Employee had deposited a distribution previously received from an Other Plan into an individual retirement account ("I-A"), as defined in
Section 408 of the Code, he or she may transfer the amount of such distribution, plus eamings thereon from the IRA, to this Plan; provided such rollover amount is deposited with the Trustee on or before the 60th day following receipt thereof from the IRA.

     (c) The Committee shall develop such procedures, and may require such information from an Employee desiring, to make or effectuate any transfer under this Section 4.5, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Vested Rollover Contribution Account. Such account shall be 100% vested in the Employee, shall share in Income allocations in accordance with Section 5.2(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount of the Employee's Vested Rollover Contribution Account shall be distributed in accordance with Article VI.

     (d) Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the Participation requirements of Section 3.1, his or her Vested Rollover Contribution Account shall represent his or her sole interest in the Plan until he or she becomes a Participant.

        ARTICLE V. - ALLOCATIONS TO PARTICIPANT'S ACCOUNT

     5.1 INDIVIDUAL ACCOUNTS: The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. When appropriate, a Participant shall have six separate Accounts, an Employer Contribution Account, an Employee Contribution Account, a Salary Reduction Contribution Account, a GFCFC Stock Account, a Dial Corporation Stock Account and a Vested Rollover Contribution Account. Where necessary, the Committee shall create and maintain subaccounts adequate to distinguish between funds in an Account for the purposes of the Plan (e.g., Qualified Matching Contribution and Matching Contribution subaccounts of the Employer Contribution Account). The maintenance of individual Accounts and subaccounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account or subaccount shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid. Because Participants have a choice of Investment Funds, any reference in this Plan to a Salary Reduction Contribution Account, a Vested Rollover Account or an Employee Contribution Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.

     5.2 ACCOUNT ADJUSTMENTS: The Accounts of Participants shall be adjusted no less frequently than quarterly, recognizing the Participant's elections pursuant to Section 5.5, hereof, in accordance with the following:

(a) INCOME: The Income of the Trust Fund for each accounting period within the Plan Year (which shall be no less frequent than quarterly) shall be allocated to the Accounts of Participants who had unpaid balances in their Accounts as of each business day during the Plan Year in proportion to the balances in such Accounts as adjusted to reflect and give appropriate weighting to any receipt or distributions during the period, based on generally acceptable principles of trust accounting agreed to by the Committee, the Trustee, and the record keeper for the Plan and consistently applied. Each valuation shall be based on the fair market value of assets in the Trust Fund on the appropriate day.

(b) SALARY REDUCTION CONTRIBUTIONS: The Employer contributions that are made pursuant to a salary reduction agreement entered into with a Participant under Section 4.2 shall be allocated to the Participant's Salary Reduction Contribution Account as soon as possible following receipt by the Trustee.

(c) ADDITIONAL EMPLOYER CONTRIBUTIONS: As of each Valuation Date the Employer's additional contribution described in Section
4.1(b), if any, shall be allocated among the Employer Contribution Accounts of Participants in accordance with Section 4.1(b).

(d) CONTRIBUTIONS: A Participant's contributions shall be allocated to his or her Employee Contribution Account as soon as possible following receipt by the Trustee.

(e)  TRANSFERS FROM ANDREWS BARTLETT PLAN AND GELCO PLAN:
Following the merger of the Andrews Bartlett Plan and the Gelco Plan with and into the Plan, the accounts of individuals previously employed by Andrews Bartlett and Gelco will be transferred from the Andrews Bartlett Plan and the Gelco Plan into this Plan. The Committee and Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from these Plans. The assets transferred to this Plan from the Andrews Bartlett Plan and the Gelco Plan shall be allocated to the appropriate accounts of the Plan Participants in the following manner:

     (i) amounts allocated to the Participant's "Elective Account" in the Andrews Bartlett Plan and to the "Elective Deferrals subaccount" and the "Qualified Non-Elective Contributions subaccount" in the Gelco Plan shall be allocated to the Participant's Salary Reduction Contribution Account in this Plan;

     (ii) amounts allocated to the "Participant's Account" in the Andrews Bartlett Plan and to the "Matching Contributions subaccount" and to the "Discretionary Contributions subaccount" in the Gelco Plan shall be allocated to the Participant's Employer
Contribution Account in this Plan; and

     (iii) amounts allocared to the Participant's "Rollover
Account" in the Andrews Bartlett Plan and to the "Rollover
Contributions Account" and the "Transfer Contributions Account" in the Gelco Plan shall be allocated to the Participant's Vested
Rollover Account in this Plan.

(f) TRANSFER FROM THE CONCEPT PLAN: Following the merger of the Concept Plan with and into the Plan, the accounts of individuals previously employed by Concepts will be transferred from the Concept Plan to this Plan. The Committee and the Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from the Concept Plan. The assets transferred to this Plan from the Concept Plan shall be allocated to the appropriate accounts of the Plan Participant in the following manner:

     (i)  amounts allocated to the Participant's "Deferred
     Contributions Account" and the "Qualified NonElective
     Contribution Account" in the Concept Plan shall be allocated to the Participant's Salary Reduction Account in this Plan;

     (ii)  amounts allocated to the Participant's "Regular
     Matching Contributions Account", the "Employer Contributions
     Account" and the "Qualified Matching Contributions Account" in the Concept Plan shall be allocated to the Participant's
     Employer Contributions Account in this Plan; and

     (iii)  amounts allocated to the Participant's "Segregated
     Rollover Account" in the Concept Plan shall be allocate to the Participant's Vested Rollover Contribution Account in this Plan.

(g) TRANSFERS FROM THE GILTSPUR PLAN: Following the merger of the Giltspur Plan with and into the Plan, the accounts of individuals previously employed by Giltspur will be transferred from the Giltspur Plan to this Plan. The Committee and the Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from the Giltspur Plan. The assets transferred to this Plan from the Giltspur Plan shall be allocated to the appropriate accounts of the Plan Participant in the following manner:

     (i)  amounts allocated to the Participant's "Elective
     Account" in the Giltspur Plan shall be allocated to the Participant's Salary Reduction Account in this Plan; and

     (ii)  amounts allocated to the Participant's "Matching
     Account" in the Giltspur Pian shall be allocated to the Participant's Employer Contribution Account in this Plan.

(h) ADMINISTRATIVE FEES. One quarter of any per-participant annual fees incurred by or charged by the Trustee to administer the Accounts of a Participant who has terminated employment with the Employer or a Beneficiary shall be charged directly to his Account as of the last business day of each quarter. Such fees will not be charged against the Accounts of Participants who continue to be active Employees.

     5.3 ACTUAL DEFERRAL PERCENTAGE TEST: Notwithstandina any other provisions of the Plan,

(a)  the Actual Deferral Percentage (hereinafter "ADP") for
Participants who are Highly Compensated Employees for each Plan
Year and the ADP for Participants who are Non-highly Compensated
Employees for the same Plan Year must satisfy one of the following tests:

     (i)    The ADP for Participants who are Highly Compensated
     Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

     (ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants vho are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Empioyees by more than two (2) percentage points.

(b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purpose$ of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified [vIatching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(c) In the event that this Plan satisfies the requirements of Sections 401(1;) 401(a)(4), or 41O(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

(d) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly
Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective
Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code). Family Members with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

(e) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching
Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

(g) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(h)  Qualified Matching Contributions and Qualified Non-elective
Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages.

     5.4 AVERAGE CONTRIBUTION PERCENTAGE TEST: Notwithstanding any other provision of the Plan,

(a) Employee Contributions and Matching Contributions must meet the nondiscrimination requirements of Section 401(a)(4) of the Code, and the Average Contribution Percentage (hereinafter ACP) test of Section 401(m) of the Code. The ACP test is required in addition to the ADP test under Code Section 401(k). Qualified Matching Contributions and Qualified Non-elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

(b) The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Pian Year must satisfy one of the following tests:

     (i)  The ACP for Participants who are Highly Compensated
     Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

     (ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

(c) MULTIPLE USE: If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections recluired to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

(d) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(e) In the event that this plan satisfies the requirements of Sections 401(m), 401(a)(4) or 41O(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy
Section 401(m) of the Code only if they have the same Plan Year.

(f) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

(g) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

The Employer shall maintain records suffcient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.5    DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS:
(a) Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. This forfeiture or distribution of Excess Aggregate Contributions shall be made for the Participants who are Highly Compensated Employees in the order of their contribution percentages described in
Section 5.4, beginning with those having the highest percentage and then continuing with others who have the next highest percentage, until the requirements for the ACP test in Section 5.4 are met. For this purpose, each forfeiture or distribution of Excess Aggregate Contributions that occurs shall be treated as reducing both the amount of such contributions and the adjusted percentage that is determined for the affected Participant under
Section 5.4. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax Will be imposed on the Employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Aggregate Contributions shall be as determined under the Plan's normal method of accounting.

(c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions.

(d) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Accounts.

(e) In addition, in lieu of distributing Excess Contributions as provided in the Plan, or Excess Aggregate Contributions as provided in the Plan, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage Test, or both, pursuant to the regulations under the Code.

     5.6 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS: (a) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

(b)  A Participant may assign to this plan any Excess Elective
Deferrals made during a taxable year of the Participant by notifying the Committee on or before the date specified in Section 5.6(e) of the amount of the Excess Eiective Deferrals to be assigned to the Plan.

(c) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. In addition, excess deferrals and other contributions described in Section 5.3, plus any income and minus any loss allocable thereto, shall be distributed no later than the end of each Plan Year to Participants to whose accounts they were allocated for the preceding Plan Year. This distribution of excess amounts pursuant to Section 5.3 shall be made for the Participants who are Highly Compensated Employees in the order of their deferral percentages described in Section 5.3, beginning with those having the highest percentage and then continuing with others who have the next highest percentage, until the requirements of the ADP test in Section 5.3 are met. For this purpose each distribution of excess deferrals and other contributions that occurs shall be treated as reducing both the amount of the deferrals and the adjusted percentage that is determined for the affected Participant under Section 5.3.

(d) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of that Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Elective Deferrals shall be as determined under the Plan's normal method of accounting.

(e) Participants who claim Excess Elective Deferrals for the preceding taxable year must submlt their claims in writing to the Committee by March 15.

     5.7 DISTRIBUTION OF EXCESS CONTRIBUTIONS: (a) Nohvithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(9)(6) of the Code in the manner prescribed by the regulations.

(b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

(c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which they were determined to occur (excluding any gap period after the end of the Plan Year and up to the date of distribution in the subsequent Plan Year). The income or loss allocable to Excess Contributions shall be as determined under the Plan's normal method of accounting.

(d) Excess Contributions shall be distributed from the accounts to which the Participant's Elective Deferrals and Quaiifed Matching Contributions (if applicable) were allocated in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participants Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

     5.8 MAXIMUM ADDITIONS: (a) Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Salary Reduction Contribution Account, Employer Contribution Account, Employee Contribution Account of a Participant for any Year shall not exceed the lesser of $30,000.00 or 25 percent of the Participant's Compensation (as defined in Code Section 415 and after application of the salary reduction agreement set forth in Section 4.2) for such Year, except that such $30,000 shall be increased as permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments.

(b) If such Additions exceed the above limitations, the contributions for the Year which cause the excess shall be resumed to the Participant in the following order:

     (i)  Any contributions to such Participant's Employee
     Contribution Account, to the extent they would reduce the excess amount, will be resumed to the Participant.

     (ii) If after the application of paragraph (i) an excess amount still exists, any contributions to such Participant's Salary Reduction Contribution Account, to the extent they would reduce the excess amount, will be resumed to the Participant.

     (iii) If after the application of paragraph (ii) an excess amount still exists, and the Participant is covered by the Plan at the end of the Year, the excess amount in Participant's account will be used to reduce Employer contributions to such Participant's Employer Contribution Account, for such Participant in the next Year, and each succeeding Year if necessary.

     (iv) If after the application of paragraph (ii) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions of that Participant's Employer to Employer Contribution Accounts for all remaining Participants in the next Year, and each succeeding Year if necessary. If a suspense account is in existence at any time durino the Year pursuant to this Section, it will not participate in the allocation of the l~rust Income.

(c) Notwithstanding the foregoing, the otherwise permissible annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disgualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in other tax qualified pension, profit-sharing, savings or stock bonus plans maintained by the Employer or any of the members of the controlled group of corporations (for the purposes of this Section "Employers") of which the Employer is a part: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by any of the Employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Year may not exceed 1.0. The defined benefit plan fraction for any Year is a fraction, the numerator of which is the Participant's projected annual benefit under the plan (determined at the close of the Year) and the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under Section 41 5(b)(1)(A) of the Code, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Section 41 5(b)(1)(B) of the Code with respect to such Participant under the Plan for such Year. The defined contribution plan fraction for any year is a fraction, the numerator of which is the sum of the annual Additions to the Participant's accounts as of the close of the Year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer; (i) the product of 1.25, multiplied by the dollar limitation in effect under Section 41 5(c)(1)(A) of the Code for such year, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(c)(1)(B) with respect to such Participants under the Plan for such year. When the term "Annual Additions" is used in the context of other defined contribution plans under this Section, it shall have the same meaning as set forth in Section 2.1(f), hereof, but with respect to Employer contributions and Employee contributions made under such other plans. For purposes of this limitation, all defined benefit plans of the Employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employers, including the Plan whether or not terminated, are to be treated as one defined contribution plan. As such, annual benefits and Annual Additions of such plans are to be aggregated for the purposes of determining the defined benefit plan fraction and the defined contribution plan fraction. The extent to which Annual Additions under the Plan shall be reduced, as compared with the extent to which annual benefits or Annual Additions under any defined benefit plans or any other defined contribution plans shall be reduced in order to achieve compliance with the limitations of Code Section 415 shall be dependent on the provisions of such other plans. To the extent any such other plan or plans provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the necessary reductions shall be under such other plan or plans. To the extent any such other plan or plans do not provide for a reduction first in benefits from or Annual Additions to such other plan or plans, the reduction in Annual Additions necessary to achieve compliance with Code Section 415 shall be under the Pian. If the reduction is under the Plan, the Committee shall advise affected Participants of any additional limitations on their Annual Additions required by this Section 5.8.

     5.8 TOP-HEAVY PROVISIONS: (a) The following provisions shall become effective in any Year in which the Plan is determined to be a Top-Heavy Plan, notwithstanding any contrary provision in the Plan. The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Year, (1) the value of the sum of Salary Reduction Contribution Accounts, Employer Contribution Accounts and Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 5.2) of Participants who are Key Employees (as defined in Section 416(i) of the Code) exceeds 60% of the value of the sum of Saiary Reduction Contribution Accounts Employer Contribution Accounts and Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 5.2) of all Participants (the "60% Test") or (2) the Pian is part of a required aggregation group (within the meaning of Section 41 6(g) of the Code and the required aggregation group is top-heavy. However, and notwithstanding the result of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a required or permissive ag`tregation group (within the meaning of Section 416(g) of the Code) which is not top-heavy.

(b) Notwithstanding any contrary provision of the Plan, and except as otherwise provided in (c) and (d) below, for any Year during which the Plan is deemed a Top-Heavy Plan, Employer contributions pursuant to Section 5.2(c) which are allocated to Employer Contribution Accounts on behalf of any Participant who is not a Key Employee shall not be less than the lesser of:

     (i)  Three percent of such Participant's Compensation; or

     (ii) In the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 416(f) of the Code, the largest percentage of Employer contributions as a percentage of the first $150,000 of the Key Employee's Compensation allocated on behalf of any Key Employee for that Year.

The above mentioned minimum allocation is determined without regard to any Social Security contribution. The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year.

(c) The provisions of (b), above, shall not apply to any Participant who was not employed by the Employer on the last day of the Year preceding the Year the Plan is considered to be a Top-Heavy Plan.

(d) The provisions of (b), above, shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

(e) The minimum allocation required in (b), above, (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

(f) If a Participant's termination of employment occurs while the Plan is a Top-Heavy Plan, such Participant's vested percentage in his Employer Contribution Account shall not be less than the percentage determined in accordance with the following table:

                              Vested         Forfeited
     Years of Service         Percentage     Percentage
     ----------------         ----------     ----------
     less than 2                  0%              100%
     2 but less than 3           20%               80%
     3 but less than 4           40%               60%
     4 but less than 5           60%               40%
     5 but less than 6           80%               20%
     6 or more                  100%                0%

(g) For any Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.

(h) If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Subsection (f) of this Section to the extent it is more favorable than any vesting schedule that may be contained in the Plan shall continue to apply in determining the vested percentage of any Participant who had at least five years of Service as of December 31 in the last Year of top-heaviness. For other Participants, said more favorable schedule shall apply only to their Employer Contribution Account balance as of such December 31. For the purposes of Subsection
(f), Year of Service shall be defined in the same manner as the term Year of Service is used for vesting purposes in the event the Plan is amended to include a vesting provision. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

     (1)    the adopted date of the amendment;
     (2)    the effective date of the amendment, or
     (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

(i) Notwithstanding any contrary provisions contained herein, for any Year in which the Plan is a Top-Heavy Plan any benefits to which the Participant who is a Key Employee is entitled shall commence not later than the Participant's taxable year in which he or she attains age 70 1/2, whether or not his or her employment has terminated in such year. If a benefit distribution under the Plan is made to a Key Employee before he or she attains age 59~/:, and during a Year in which the Plan is a Top-Heavy Plan, the Participant shall be advised by the Committee that an additional income tax may be imposed equal to 10% of the portion of the amount so received which is included in his or her gross income for such taxable year, unless such distribution is made on account of death or Disability.

(j) For any Year in which the Plan is a Top-Heavy Plan, Section 5.4(c) shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Year in which this provision becomes applicable.

(k) Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying he minimum top-heavy contribution requirement.

     5.10 SECURITIES LAW REQUIREMENTS: The Plan is intended to comply with the requirements for exemption from liability under
Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") in the case of any transaction that is reportable under Section 16(a) of the 1934 Act. Accordingly, the Plan shall be interpreted and administered so as to preserve such exemption under Rule 16b-3 or any other applicable rules and regulations promulgated pursuant to Section 16 of the 1934 Act with respect to any Plan transaction that is reportable by a Participant, Beneficiary, or other person, including, if applicable, the Trust, who is a Company officer, director, or ten percent beneficial owner subject to Section 16 of the 1934 Act (hereinafter, a "Section 16 Insider").

The Plan is a written pension or retirement plan with broad-based Employee participation and objective, nondiscriminatory rules that are subject to the Code's qualification requirements and the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), including ERISA reporting rules that make the Plan subject to an annual audit by independent accountants and ERISA fiduciary rules that protect the interests of all Plan Participants and Beneficiaries, including Section 16 Insiders.

The Plan is intended to satisfy the revised Section 16 rules that apply to transactions occurring on or after August 15, 1996.
Under these newly-issued rules, the Plan is designed to be a "Tax-Conditioned" plan and is designed to comply with the exemption for "Discretionary Transactions." Under these new rules, and acquisition or disposition of Employer Stock held in the plan, except for Discretionary Transactions, are exempt, provided that the Plan satisfies the definition of a "qualified plan." Because the Plan satisfies the coverage and participation requirements set forth in Section 410 and 401(a)(26) of the Code (as the new
Section 16 rules require), the Plan will be deemed to be a qualified plan under the new Section 16 rules. Even though transactions under the Plan involving Employer Stock are generally exempt under Section 16, Discretionary Transactions must nevertheless satisfy certain timing requirements. A Discretionary Transaction is any transaction under the Plan that (i) is at the volition of a Plan Participant, (ii) is not made in connection with the Participant's death, disability, retirement, or termination of employment, (iii) is not required to be made available to a Plan Participant pursuant to any provision of the Code, and (iv) results in either an intra-plan transfer involving Employer Stock, or a cash distribution funded by a volitional disposition of Employer Stock. A Discretionary Transaction will be exempt under the new Section 16 rules only if it is effected pursuant to an election made at least six months following the date ofd the most recent election that effects a Discretionary Transaction that was an acquisition, if the transaction to be exempted would be a disposition, or a disposition, if the transaction to be exempted would be an acquisition. The Committee has the authority to implement such timing restrictions for Discretionary Transactions with respect to Section 16 Insiders.

In addition to the foregoing, the Plan is intended to comply with the following rules in order to ensure that it will be exempt from any requirement to obtain approval by the Company's security holders even if it is not treated as a pension or retirement plan. Thus, the following limitation shall apply notwithstanding other Plan provisions for allocations. In no event shall Employer Stock be allocated to the Account of a Section 16 Insider if such allocation would cause the aggregate fair market value of Employer Stock that is held in the Trust and credited to the Accounts of
Section 16 Insiders to equal or exceed twenty percent of the market value of all Employer Stock held in the Trust. Any reduction in the number of shares of Employer Stock in the Accounts of Section 16 Insiders that is necessary to comply with this limitation shall be made on a proportionate basis for all such Section 16 Lnsiders and shall be allocated among the remaining Participants in the same manner as shares of Employer Stock are allocated to them.

                      ARTICLE VI. - BENEFITS

     6.1 ENTITLEMENT TO BENEFITS: If a Participant's employment with the Employer is terminated for any reason, he or she shall be vested in the entire amount in each of his or her Accounts. Except as provided in Section 6.3(c), hereof, payment of benefits shall commence promptly after such termination of employment.

     In addition to the foregoing, any Participant who has as account balance in this Plan transferred from the Gelco Plan may, upon attaining age 65, receive a distribution not to exceed the amount transferred from the Gelco Plan (determined without regard to eamings or losses thereon following the date of the transfer). A distribution made pursuant to the preceding sentence shall commence as soon as administratively feasible following the date on which a distribution is requested or other~vise payable, and shall be made in accordance with the provisions of Section 6. l l. Notwithstanding the foregoing, with respect to amounts transferred to this Plan from the Giltspur Plan, payment of benefits shall commence in no event later than one year following the Participant's separation from service.

     6.2 DEATH: (a) In the event that the termination of employment of a Participant is caused by his or her death, his or her Beneficiary shall be vested in, and paid the entire amount of, each of the deceased Participant's Accounts. Payment shall commence promptly after the Participant's death, but the Beneficiary shall not be entitled to receive such payment until the Committee is reasonably satisfied that such Beneficiary is othervvise entitled to receive such entire amount.

(b) Payment of benefits due under this Section shall be made in accordance with Section 6.3.

Notwithstanding the foregoing, with respect to amounts transferred to this Plan from the Giltspur Plan, payment of benefits shall commence in no event later than l80 days after such Valuation Date; provided, however, that the Committee is reasonably satisfied that the designated Beneficiary is otherwise entitled to receive such entire amount.

     6.3 PAYMENT OF BENEFITS: (a) Upon a Participant's or Beneficiary's entitlement to payment of benefits under Section 6.l or 6.2 he or she shall file with the Committee his or her written application therefor on such form or forms, and subject to such reasonable conditions, as the Committee shall provide.

(b) The Committee shall follow a Participant's Beneficiary designation made pursuant to Section 6.4. The Committee shall make payment of benefits in lump sum only. Payment to a Participant's Beneficiary shall be made or commence as soon as practicable after a Participant death and upon such proofs of death and entitlement to benefits as the Committee may reguire.

(c) Except as otherwise provided below, every Participant who has a separation from service for any reason, including retirement, death or Disability, shall have his or her vested Account valued as of the effective date of distribution, and distributed as soon as practicable following the separation from the service. If the vested balance, in a Participant Account exceeds $3,500, or, for Plan Years beginning after August 5, 1997, exceeds $5,000.00 then no distribution shall be made to the Participant before the date specified in Section 6.7, unless the Participant consents in writing to an earlier distribution. Thus, if under the age specified in Section 6.7, a Participant whose vested Account balance exceeds $3,500, or, for Plan Years beginning after August 5, 1997, $5,000, may elect to defer receipt of such balance until that date by withholding written consent to the distribution. A Beneficiary does not have a similar right to defer a distribution of the Participant's vested Account balance following the Participant's death.

(d) The amount which a Participant or Beneficiary is entitled to receive at any time and from time to time may be paid, in the discretion ofthe Participant or Beneficiary, in cash or in Employer Stock, or in any combination thereof, provided, however, payment in Employer Stocl; may be limited to the extent a Participant's Account balances are invested in whole shares of such Employer Stock under Section 7.1(i), and the Committee may require that all such Employer Stock be transferred to such Participant or Beneficiary. To the extent that a Participant's Account is invested in stock of The FINOVA Group Inc., or The Dial Corporation, the foregoing rules for Employer Stock shall be applied as if such other stock was "Employer Stock".

(e)  To the extent required by the regulations issued under Code
Section 411(a)(11), at least 30 days but not more than 90 days before a Participant's schedule benefit commencement date, the Committee shall provide to the Participant a written explanation of his right to defer receipt of the distribution. Such distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the income tax regulations is given, provided that:

     i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

     (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(f) Notwithstanding anything in Section 6.3 or any other provision of this Plan to the contrary, with respect to the amounts transferred to this Plan from the Concept Plan, determined without regard to any eaming or losses thereon following the date of transfer, if a Participant's vested Account balance exceeds $3,500, he may, with respect to the amount so transferred, elect distribution under one, or any combination, of the following methods; (i) by payment in a lump sum; or (ii) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Beneficiary. In the absence of an election, the Committee will direct the Trustee to distribute the amounts so transferred in a lump sum. The Committee shall create and maintain records indicating the exact amounts transferred to this Plan from the Concept Plan so that the provisions of the preceding sentence may be applied. A Participant or Beneficiary who qualifies to receive a distribution in the form of installments may elect to receive an installment distribution in the form of a nontransferable annuity contract. Under an installment distribution, the Participant or Beneficiary may elect to accelerate the payment of all, or any portion, of the Participant's unpaid balance.

     6.4 DESIGNATION OF BENEFICIARY: (a) Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his Plan benefits are paid if he or she dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Committee, will be effective only when filed with the Committee during the Participant's lifetime, and, if the Committee allows, may specify the method of payment of his or her benefits to the Beneficiary. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designator by a Participant no matter how effected, shall not require the consent of any designated Beneficiary unless the Beneficiary affected is the Participant's spouse, in which case such spouse's consent shall be required to effect any such revocation in accordance with Section 6.4(c). By designating a Beneficiary or Beneficiaries as hereunder provided, a Participant grants the Committee the discretion, in good faith, to make benefit payment(s) to any Beneficiary or Beneficiaries named by such Participant despite any dispute by any person or persons claiming such benefits, and holds the Plan, the Employer and the Committee harmless from any claims arising out of any such good faith payment(s) of benefits. Each Participant by designating a Beneficiary or Beneficiaries, authorizes the Committee to retain any benefits otherwise payable in the Trust Fund or, in its sole discretion, pay-over such benefits to a court or other tribunal of competent jurisdiction pending the final and binding disposition of any dispute as to the proper Beneficiary or Beneficiaries by agreement of the parties or by a judgment of such court or other tribunal of competent jurisdiction, as the case may be.

(b) If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary or Beneficiaries designated by a deceased Participant die(s) before him or her or before complete distribution of the Participant's benefits, the Committee, in its sole discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) in the following order to:

     (i) The surviving spouse of such Participant or, if not living,
     (ii)   The estate of such Participant.

(c) Notwithstanding anything contained herein to the contrary, a Participant may nor name as a Beneficiary someone other than his or her spouse, and such designation shall have no effect, unless his or her spouse consents thereto, in a signed writing which is notarized or witnessed by a Plan representative, or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

     6.5    WITHDRAWALS:  (a) Subject to Subsections (b), (c),
(d), and (e) of this Section 6.5, any Participant may make a withdrawal of all or part of his or her Employee Contribution Account, Salary Reduction Contribution Account and Vested Rollover Contribution Account, provided, however, that withdrawals must be made of all amounts in each classification below (listed in descending order) before amounts in the next lower classification may be withdrawn.

     (i)    Employee Contribution Account.

     (ii)   Salary Reduction Contribution Account.

     (iii)  Vested Rollover Contribution Account.

(b) A Participant must have attained age 59 1/2 or have been determined by the Committee to have a "hardship" in accordance with Section 6.5(d) in order to qualify for a withdrawal under
Section 6.5(a) with respect to his or her Salary Reduction Contribution Account and/or Vested Rollover Contribution Account balances. Except for a Participant who is age 59 1/2 or older and who withdraws his entire Account balances, a Participant may not withdraw any amounts from his or her Employer Contribution Account.

Notwithstanding the foregoing, any Participant who has an account balance in this Plan transferred from the Gelco Plan may, upon attainment of age 59 1/2 years, withdraw all or a portion of the amount transferred from the Gelco Plan (determined without regard to eamings or losses thereon following the date of the transfer), including amounts transferred to the Participant's Employer Contributions Account. Any amounts withdrawn pursuant to the preceding sentence shall be made in accordance with the provisions of Section 6.11.

(c) Application for withdrawals shall be made on such forms as the Committee prescribes and as permitted herein, and may be made once each calendar month. Except as provided in Section 6.5(e), distribution of withdrawals shall be made in a lump sum within 45 days following receipt by the Committee of a properly completed application. Withdrawal distributions shall be based on the value of the Participant's Account(s) as of the effective date of their withdrawal, and subject to the provisions of Section 6.6, may be made in the discretion of the Participant in the form of cash, or in Employer Stock or in any combination thereof, provided, however, payment in Employer Stock shall be limited to the extent a Participant's Account balances are invested in whole shares of such Employer Stock under Section 7.1(i) and the Committee may require that all such Employer Stock be transferred to such Participant or Beneficiary. To the extent that a Participant's Account is invested in stock of The FINOVA Group Inc., or The Dial Corporation, the foregoing rules for Employer Stock shall be applied as if such other stock was "Employer Stock".

(d) Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition, or board and room, for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents: or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

     (i) The Employee has obtained all distributions other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

     (ii) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months aRer the receipt of the hardship distribution;

     (iii) The distribution is not in excess of the amount of an immediate and heavy financial need; and

     (iv) All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
     Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. Entitlement to a distribution based on financial hardship shall be determined by the Committee in its sole and exclusive discretion. The Committee may require such reasonable proof of immediate financial need as it deems necessary to uniformly and fairly administer this Section 6.5, as a condition precedent to any distribution by reason of financial hardship.

(e) Notwithstanding anything contained in Section 6.5(b) regarding the age of a Participant or financial hardship, to the contrary, a Participant may withdraw all or a portion of his or her Employee Contribution Account once each calendar month regardless of his or her age or the existence of any financial hardship if such Participant satisfies all ofthe other terms and conditions contained in this Section 6.5.

     6.6 DEBITING OF INVESTMENT FUNDS: If a Participant making less than a total withdrawal of his or her Accounts under
Section 6.5 has his or her Accounts invested in more than one Lnvestment Fund, the amount withdrawn from his or her Accounts shall be debited, on a pro rata basis, against each Investment Fund in which such Accounts are invested. Notwithstanding the provisions of this Section 6.7 to the contrary no distributions shall be required under this section on or after January 1, 1998.

     6.7 REQUIRED DISTRIBUTIONS: Distribution of the Account balances of a Participant will be made by April 1 of the year following the calendar year in which such Participant attains age 70 1/2, and any balances that arise thereafter will be distributed by each December 31 thereafter. If the Participant has not yet terminated employment and has balances invested in Employer Stock under the Common Stock Fund, the distribution of such balances shall, to the maximum extent possible, be made in whole shares of Employer Stock. To the extent that a Participant's Account is invested in stock of The FINOVA Group Inc., or The Dial Corporation, the foregoing rules for Employer Stock shall be applied as if such other stock; was "Employer Stock".

     6.8 DISTRIBUTION REQUIREMENTS: (a) Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions and income allocable to each, must comply with the distribution requirements under Section 401(k)(2)(B) of the Code.

(b) Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service. death or disability.

(c)  Such amounts may also be distributed upon:

     (i) Termination of the Plan without the establishment of another defined contribution plan.

     (ii) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

     (iii) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

     (iv)   The attainment of age 59 1/2 in the case of a profit-sharing plan.

     (v) The hardship of the Participant subject to the provisions of Section 6.5(d) of the Plan.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

     6.9 LOANS TO PARTICIPANTS: (a) The Committee may, in its sole discretion, and upon such terms and conditions as it may require, direct the Trustee to loan a Participant an amount which, when added to all loans outstanding under the Plan and made by the Participant does not exceed the allowable portion, as determined under the following table, of the Participant's total Account balances:

                                        Maximum Loan
                              (Allowable Portion of Total Account
Total Vested Balance                      Balances)
--------------------          -----------------------------------

     O - 999                       0%
     $1,000 or more                50%, but not to exceed 550,000


(b) If the Participant participates in another plan or plans by the Employer or any of the members of the controlled group of corporations of which the Employer is a part which allow(s) loans, the maximum loan limits reflected in the above table apply in the aggregate to the Plan and any such other plan or plans less any Matching Contributions made under the Plan.

(c) For purposes of this Section, "Total Account Balance" means the total dollar value, as of the effective date of the loan, of the Participant's Accounts.

(d) Although used in determining the Total Account Balances, the Employer Contribution Account balance, and the Employer
Contribution subaccounts of the Dial Corporation and GFCFC Stock
Accounts balances, are not available for loan.

(e) Ali loans shall be subject to the approval of the Committee which shall investigate each application for a loan.

(f) In addition to such rules and regulations as the Committee may adopt, all loans shall comply the following terms and conditions:

1. An application for a loan by a Participant shall be made in writing to the Committee whose action thereon shall be final.

2. The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five years, except that such five-year repayment rule shall not apply to any loan used for the purpose of acquiring or constructing a home which is the Participant's principal residence.

3. Each loan shall be made against collateral being the assignment of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

4. Each loan shall bear interest at a rate to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effectlve annual percenta~e rate which is not less than the prime rate currently being charged to the Trustee in its banking business, provided that such rate does not violate any applicable usury laws.

5. No distribution, other than a hardship vvithdrawal which is approved by the Committee pursuant to Section 6.5 shall be made to any Participant or to a Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been repaid.

6. Notwithstanding anything contained herein to the contrary, a Participant may not obtain a loan unless it is consented to by his or her spouse in a signed writing which is notarized or witnessed by a Plan representative or if the Committee determines in its sole discretion that such consent is not obtainable for good cause shown, consistent with applicable law.

7. Any costs incurred by or charged by the Trustee to establish, process, or collect the loan shall be charged directly and solely to the Participant and vvill be subtracted from the loan proceeds unless otherwise mutually agreeable arrangements are made by the Trustee and the Participant.

(g) Any costs incurred by or charged by the Trustee to establish, process, or collect the loan shall be charged directly and solely to the Participant and will be subtracted from the loan proceeds unless otherwise mutually agreeable arrangements are made by the Trustee and the Participant.

     6.10 ELIGIBLE ROLLOVER DISTRIBUTIONS: (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in the "direct rollover."

(b) For purposes of this Section, the following definitions shall apply:

     (i) "Eligible rollover distribution" - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to Employer securities).

     (ii) "Eligible retirement plan" - An eligible retirement plan is an individual retirement account described in
            Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401 (a) of the Code, that accepts that distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (iii) "Distributee" - A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the altemate payee under a 9ualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (iv) "Direct rollover" - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     6.11   DISTRIBUTION OF ANDREWS BARTLETT PLAN AND GELCO PLAN
BALANCES: This Section 6.ll shall be applicable in place of Sections 6.2, 6.3(a) and 6.3(b) of the Plan with respect to the amounts transferred to this Plan from the Andrews Bartlett Plan or the Gelco Plan, determined without regard to any earnings or losses thereon, following the date of the transfer. The Comminee shall create and maintain records indicating the exact amounts transferred to this Plan from the Andrews Bartlett Plan and the Gelco Plan so that the provisions of this Section 6.l1 may be applied to said amounts.

(a) SURVIVOR ANNUITY FOR MARRIED PARTICIPANTS: Notwithstanding any Beneficiary designation made by the Participant to the contrary, except as otherwise noted below, the Participant's surviving spouse shall be deemed to be his Beneficiary if the Participant (which term for purposes of this Section includes former Participants) dies prior to his Benefit Commencement Date. Subject to the Committee's right to direct the payment of amounts less than $3,500.00 in a lump sum, the death benefit payable to the Participant's surviving spouse as Beneficiary shall be paid in the form of a survivor annuity consisting of a monthly benefit for the spouse's life equal to the amount that can be obtained by applying the entire balance of the Participant's accounts toward the purchase of an annuity for the life of the spouse. Under the terms of the annuity contract, the surviving spouse must have the right to elect to commence receiving payments immediately and the payments under the annuity must commence no later than the dates specified in Section 6.7. In lieu of the survivor annuity, the surviving spouse may elect to receive payment of the Participant's accounts in any form permined in paragraph (j), below, as long as the election is made before benefit payments begin.

(b) WAIVER OF SURVIVOR ANNUITY; REVOCATION OF WAIVER: The spouse will be deemed to be the Participant's Beneficiary and the survivor annuity will be payable unless prior to his death the Participant made a valid election to waive the survivor annuity. If the Participant properly waives the survivor annuity, the Participant may designate a Beneficiary other than his spouse or may elect to have benefits payable to his spouse in some form other than a survivor annuity. Any waiver shall be in writing in a form acceptable to the Committee and shall clearly indicate that the Participant is electing to waive payment of the survivor annuity. A Participant may revoke an election to waive the survivor annuity at any time before the commencement of benefits without the consent of the Participant's spouse. The number of revocations may not be limited.

(c) SPOUSE'S CONSENT TO WAIVER: An election to waive the survivor annuity shall not be valid unless consented to by the Panicipant's spouse. Such consent must be in writing, must acknowledge the effect of the election and the spouse's consent thereto, and must be witnessed by a notary public or a designated representative of the Committee. The spouse may not consent to the waiver of the survivor annuity generally, but rather must consent to the waiver in favor of a benefit payable to a specific designated Beneficiary. If the Participant later eiects to change the Beneficiary, the spouse's consent to the waiver of the survivor annuity Will be of no funkier force or effect and a new consent will be required, unless the spouse's consent expressly permits a change of the designation without the further consent of the spouse.

No spousal election shall be required under this Section 6.11(c) if the Comminee determines, in its sole and absolute discretion, that such consent cannot be obtained because the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (to the degree permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given pursuant to this paragraph or dispensed with pursuant to the preceding sentence will be valid only with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Committee.

(d) ELECTION PERIOD: A Participant shall have the right to make or revoke an election to waive payment of the survivor annuity at any time during the period beginning on the first day of the Plan Year in which the Participant attains the age of 35 years and ending on the date of death of the Participant. If the Participant separates from service prior to the first day ofthe Plan Year in which he attains the age of 35, the election period shall begin on the date of the Participant's separation from service with respect to amounts allocated to the Participant as of his date of separation, any contributions made by or on behalf of the Participant with respect to service performed prior to his date of separation, and earnings attributable to said amounts.

(e) WRITTEN EXPLANATION: The Committee must provide a written explanation of the survivor annuity to the Participant within whichever of the following periods is applicable:

     (1) If an individual becomes a Participant after attaining age 32, the Committee must provide the written explanation prior to the later of (1) the last day of the Plan Year prior to the Plan Year in which the Participant will attain age 35 or (2) a reasonable period of time after the individual becomes a Participant;

     (2) If a Participant separates from employment prior to receiving the written explanation called for by this subparagraph (e), the written explanation will be provided at the time of separation or within one year thereafter;

     (3) In all other cases, the written explanation will be provided within the period beginning on the first day of the Plan Year in which the Participant attains the age of 32 years and ending on the last day of the Plan Year prior to the Plan Year in which the Participant attains the age of 35 years.

The written explanation shall describe (1) the terms and conditions of the surviving annuity, (2) the Participant's right to elect during the election period to waive the survivor annuity,
(3) the Participant's right to revoke such election during the election period and the effect thereof, (4) the effect of such election or revocation, and (5) the right of the Participant's spouse to consent to the election. The survivor annuity payable to a surviving spouse shall not terminate upon remarriage of the spouse.

(f) PAYMENTS TO OTHER BENEFICIARIES: The Beneficiary of an unmarried Participant, or of a married Participant who has made a valid election to waive the survivor annuity, or who dies prior to his Benefit Commencement Date shall be entitled to full distribution of all amounts credited to the Participant's accounts as of the date of the Participant's death. Such amounts shall be distributed in one of the optional forms of benefit described in paragraph (j), below, as selected in a written instrument delivered to the Committee by the Beneficiary.

(g) SPOUSAL CONSENT TO BENEFICIARY DESIGNATIONS: If a Participant is married at the time a Beneficiary designation is made, the designation will be ineffective unless the Participant's spouse consents thereto in writing in a form acceptable to the Committee. The Committee shall adopt such rules as it deems appropriate conceming such consents, including rules waiving the consent requirement in appropriate circumstances.

(h) DEATH OF PARTICIPANTS RECEIVING BENEFITS: In the event that a former Participant shall die after his Benefit Commencement Date but prior to the complete distribution of all amounts to which such Participant is entitled under the provisions of Article 6, the balance, if any, shall be distributed to the Participant's spouse or designated Beneficiary in accordance with the method of payment selected pursuant to the provisions of paragraphs (i) and
(j) below. The Committee may require and rely upon such proof of death and the right of the Participant's spouse or Beneficiary to receive benefits pursuant to this Section as the Committee may reasonably determine, and its determination of death and the right or such spouse or Beneficiary to receive payment shall be binding and conclusive upon all persons whomsoever.

(i) STANDARD FORM OF PAYMENT: Subject to the Committees right to direct payment of benefits in the form of a single lump-sum payment but despite any other provisions of this Plan to the contrary, a Participant who is married on his Benefit Commencement Date shall receive payment in the form of the "qualified joint and survivor annuity", and an unmarried Participant shall receive payment in the form of the "life annuity" described below, unless, not later than the Benefit Commencement Date, the Participant elects, in the manner described hereinafter, to receive payment in another form permitted by paragraph (j). If not waived, the "qualified joint and survivor annuity" shall continue to the spouse during the spouse's life at a rate equal to (A) 50% of the rate at which such benefits were payable during the Participant's life, if the amounts transferred originated in the Andrews Bartlett Plan, or (B) 100% of the rate at which such benefits were payable during the Participant's life, if the amounts transferred originated in the Gelco Plan, whichever is applicable.

(j) OPTIONAL METHODS OF PAYMENT: Subject to the requirements of paragraph (i), immediately preceding, distribution of benefits may be by means of any one or more of the follovving methods:

(1)  "Lump Sum" - a single lump sum payment.

(2) "Installment Payments" - by distribution in substantially equal monthly, quarterly, semiannual, or annual cash installments over a fixed period selected by the Participant or Beneficiary that does not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary). Until such time as the Participant's accounts are distributed in full, the Committee shall invest the balance of the Participant's accounts in the Investment Funds selected by the Participant in accordance with Article 7.

(3) "Life Annuity" - by the purchase from a legal reserve life insurance company and delivery to the Participant or Beneficiary of a single-premium nontransferable annuity contract providing an annuity for the life of the Participant or Beneficiary.

(4) "Qualified Joint and Survivor Annuity" - by the purchase of a "qualified joint and survivor annuity" from a legal reserve life insurance company with the Participant's account balances. For this purpose, a "qualified joint and survivor" is a single-premium nontransferable annuity contact providing an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse's as contingent survivor annuitant, under which the annuity payments for the spouse are equal to either 50% or 100%, as selected by the Participant and his spouse, of the amount of the annuity which is payable during the joint lives of the Participant and spouse.

(5) "Purchase of or Providing an Annuity" - by purchase and delivery to the Participant or Beneficiary of an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the joint life expectancy of the Participant and his designated Beneficiary).

(k) MINIMUM DISTRIBUTION AND INCIDENTAL BENEFIT REQUIREMENTS: The distribution or a Participant's interest must commence by the date determined pursuant to Section 6.7 (the "required beginning date"). Unless the Participant's entire interest is distributed to him by the required beginning date, the distributions must by made over the life of the Participant, over the life of the Participant and the Participant's designated Beneficiary, over a period certain not extending beyond the life expectancy of the Participant, or over a period certain not extending beyond the joint life and last survivor life expectancy of the Participant and the Participant's designated Beneficiary. In addition, all benefit payment options shall be structured so as to comply viith the incidental benefit requirements of Section 401(a)(9)(G) of the Code and any regulations issued pursuant thereto, which require, generally, that certain minimum amounts be distributed to a Participant during each calendar year, commencing with the calendar year in which the Participant's required beginning date falls, in order to assure that only "incidental" benefits are provided to a Participant's beneficiaries. The provisions of this paragraph (k) shall control over any conflicting provisions of this Plan. In addition, all distributions made pursuant to the Plan shall comply with any regulations issued by the United States Treasury Department under Section 401(a)(9) of the Code, including any regulations issued pursuant to Section 401(a)(9)(G), and such regulations shall override and supersede any conflicting provisions of this Section or any other Section of this Plan.

(l) DISTRIBUTIONS OF SMALL AMOUNTS: Notwithstanding any provisions of this Plan to the contrary, the Committee, in its sole discretion, may direct payment of benefits in a single lump sum if the total amount distributable to the Participant from all of his accounts does not exceed $3,500.00. No distribution may be made pursuant to the preceding sentence after the Benefit Commencement Date unless the Participant and the Participant's spouse, if any, (or where the Participant has died, his spouse alone) consent in writing to the distribution. All distributions pursuant to this paragraph must be made no later than the close of the second Plan Year following the Plan Year in which Participant's employment is terminated.

(m) BENEFITS ELECTIONS; WAIVER OF ANNUITIES: An election by a married Participant to receive payment of benefits in a form other than a qualified joint and survivor annuity and an election by an unmarried Participant to receive payment in a form other than life annuity shall be made in writing to the Committee in the manner designated by the Committee and shall clearly indicate that the Participant is electing to receive benefits in a form other than a qualified joint and survivor annuity or life annuity, as the case may be. No election by a married Participant shall be valid unless consented to by the Participant's spouse. Such consent must be in writing, must acknowledge the effect of the election and the spouse's consent thereto, and must be witnessed by a notary public or a designated representative of the Committee. A spouse may not waive the joint and survivor annuity generally but rather may waive the joint and survivor annuity only in favor of a specific form of benefit payment and, if the form of payment selected is other than a lump-sum payment to the Participant, only in favor of a specific Beneficiary or Beneficiaries. If the Participant later elects to change the form in which his benefits are to be paid or the designated Beneficiary, a new spousal consent will be required unless the payment form selected by the Participant is a qualified joint and survivor annuity. No spousal consent shall be required if the Committee determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given pursuant to this Section or dispensed with pursuant to the preceding sentence will be valid only with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Committee.

(n) EXPLANATION OF OPTIONS: At least 90 days before a Participant's scheduled Benefit Commencement Date, the Committee shall provide to the Participant a written explanation of (i) the gualified joint and survivor annuity or, in the case of an unmarried Participant, the life annuity, (ii) the Participant's right to elect (during the election period) an optional form of benefit described in Section 6.11(j), (iii) the Participant's riaht to revoke such an election during the election period, (iv) the effect of such an election or revocation on the Participant's benefits, (v) the right of the Participant's spouse to consent to the Participant's election of an optional form of benefit, and
(vi) the Participant's right to request an explanation of the specific financial effect on the Participant's benefit of the election of an optional form of benefit. If the Participant recluests additional information from the Committee, such information shall be provided within 30 days ofthe date of such request.

(o) ELECTION PERIOD: The election period shall begin 90 days prior to a Participant's Benefit Commencement Date and end on such Benefit Commencement Date, unless the Participant has requested additional information from the Committee, in which case it shall end no earlier than 90 days after the date on which such information is furnished. During the election period, any election made pursuant to this Section 6.11 shall be revocable without the consent of the Participant's spouse. The number of elections and revocations of elections shall not be limited. Upon expiration of the election period, any election made shall be irrevocable and the Participant shall not be entitled to make an election if no election has been made. Any such election shall be made in writing to the Committee and shall clearly indicate that the Participant is electing to receive benefits in a form other than the qualified joint and survivor annuity described above, or, in the case of an unmarried Participant, the single life annuity described above.

(p) LIFE EXPECTANCIES: For purposes of this Plan, life expectancies shall be calculated by use of the expected retum multiples specified in Table V and VI of Section 1.72-9 of the regulations issued by the United States Treasury Department, and in accordance with the rules and procedures specified in regulations issued under Section 401(a)(9) of the Code, as such Tables and regulations may be amended from time to time, or any Tables or regulations subsequently issued in replacement of said Tables or regulations. The life expectancy of a Participant and his spouse, may be recalculated annually. The life expectancy of any other individual's attained age on his birthday in the relevant calendar year (as determined in accordance with regulations issued pursuant to Section 401(a)(9) of the Code) and such individual's life expectancy during any later calendar year shall be the life expectancy as originally determined less the number of calendar years that have elapsed since the calendar year of the initial determination.

(q) DEFINITIONS: For purposes of this Section 6.11, the following special definition shall apply:

     (1) "Benefit Commencement Date" - the first day of the first period for which an amount is payable to a Participant as an annuity or, if the Participant (with the consent of his spouse if the Participant is married) has elected to receive benefit payments in some form other than an annuity pursuant to this Section 6.11, the first day on which all events (including the passing of the day on which benefit payments are scheduled to commence) have occurred which entitle the Participant to receive his first benefit payment from the Plan.

          ARTICLE VII. - INVESTMENT OPTIONS, TRUST FUND

     7.1 PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN: This Plan is intended to constitute a participant directed individual account plan under Section 404(c) of ERISA. As such, Participants shall be provided the opportunity to exercise control over the investment of a portion of their Accounts under the Plan and to choose from a broad range of investment altematives.

     7.2    EMPLOYEE SELECTED INVESTMENT OPTIONS' INVESTMENT
FUNDS: (a) Each Participant shall designate, on a form supplied by the Committee, signed by the Participant and delivered to the Committee, the Investment Fund(s) established pursuant to paragraph (b) below to which contributions made pursuant to Sections 4.l(a), and 4.3, 4.4, and 4.5 hereof, are to be invested. A Participant's Employer Contribution Account balance shall be invested only in Employer Stock, and the Participant shall have no choice of Lnvestment Funds with respect to such balance

(b) The Committee shall direct the Trustee to establish three (3) or more Investment Funds. The Committee also may direct the Trustee to change the number and type of Investment Funds made available under the Plan from time to time, without the necessity of Board action or Plan Amendment.

(c) Following the Company's distribution of common stock of GFC Financial Corporation ("GFCFC") to the Plan and the Company's other stockholders, and the Committee's decision to establish a new Investment Fund in connection with that distribution, the new Investment Fund indicated below shall be added to the list set forth in paragraph (b):

     (i) A GFCFC Common Stock Fund consisting of GFCFC common stock. This Investment Fund shall be subject to the special rules in Section 7.8.

(d)  Following the Company's distribution of Dial Corporation
Common Stock to the Plan and the Company's other stockholders, the New Investment Fund indicated below shall be added to the list set forth in paragraph (b), as supplemented by paragraph (c):

     (i)    The Dial Corporation Common Stock Fund consists of
            Dial Corporation Common Stock. This Investment Fund shall be subject to the special rules in Section
            7.8A.

     7.3 INVESTMENT ELECTIONS: (a) Each Participant may, except as hereinaRer provided, elect with respect to future contributions to his Employee Contribution Account, Salary Reduction Contribution Account and Vested Rollover Contribution Account to have the aggregate contributions to such Account(s) be invested in a single Fund, or he may direct that 10% increments (or multiples of 10% increments), of such Accounts be invested in such Funds as he shall desire.

(b) Each Participant may change his investment directions in accordance with the provisions of Section 7.3(a) to provide for the investment of future contributions among the various Funds in 10% increments (or multiples of 10% increments), as he shall desire. Any such change may be made in accordance with procedures established by the Committee.

     7.4 INVESTMENT TRANSFERS: Generally, a Participant may transfer amounts between tne Investment Funds in accordance with procedures established by the Committee. The transfers shall be made in accordance with Section 7.3 in 10% increments (or multiples of 10% increments).

     7.5 TRUST FUND: (a) All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the continued qualification of the Plan under the Code, including any amendments to the Plan. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof shall be resumed to the Employer within one year after the payment of the contribution, or the denial of the qualification, whichever is applicable.

(b) Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

     7.6 TENDER OFFERS: As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock, the Committee shall use its reasonable best efforts to cause each Participant (who has an Account allocated in whole or in part to Employer Stock, GFCFC Stock or Dial Corporation Common Stock) to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, to tender shares credited to his or her Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of the Committee but the Trustee shall not tender shares for which no instructions are received. In advising Participants of the terms of the Offer, the Committee may include statements from the management of Viad Corp setting forth its position with respect to the Offer. The giving of instructions to the Trustee to tender shares of Employer Stock, GFCFC Stock, or Dial Corporation Common Stock and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock, as the case may be, to which a Participant may provide instructions shall be the total number of shares credited to his or her Account(s), whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences or such earlier date which shall be designated by the Committee, which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

     7.7 VOTING OF STOCK: (a) Each Participant (whose Account has allocated to it any shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock) shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote, at each meeting of shareholders, such shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock, and to revoke any such instruction, to the extent permitted under the terms of such vote. Such instruction or revocation thereof shall apply to the total number of shares of Employer Stock GFCFC Stock or Dial Corporation Common Stock credited to the Participant's Accounts, whether or not vested, as of the date coinciding with or immediately preceding the record date for the shareholders' meeting or such earlier date which shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. All the shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock for which no instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instruction is received, unless the Trustee, in exercising its discretion as a fiduciary with respect to the voting of such shares, determines that the interest of Participants and Beneficiaries requires it to vote in a different way. The Committee shall use its reasonable best efforts to cause each Participant (whose Account has allocated to it any shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock) to receive such notices and informational statements as are fumished to the shareholders in respect of the exercise of voting rights, together with forms by which the Participant may instruct the Committee to instruct the Trustee, or revoke such instruction, with respect to the vote of shares of Employer Stock, GFCFC Stock or Dial Corporation Common Stock credited to his or her Account.

(b) Subsequent to a Participant's investment in any Investment Fund other than one comprised of Employer Stock, GFCFC Stock or Dial Corporation Common Stock, ail proxies relating to the exercise of voting rights incidental to the ownership of any asset which is held in such Investment Fund shall be passed through, either directly or indirectly, to the Participant. Each Participant who so receives any proxies shall be entitled to instruct the Committee to instruct the Trustee in writing how to vote such proxies and to revoke any such instruction, to the extent permitted under the terms of the proxy. Neither the Committee nor the Trustee shall have authority to vote proxies for which no instructions have been received.

     7.8 GFCFC COMMON STOCK FUND: (a) The Plan is authorized to receive GFCFC common stock that is distributed to it (i) when the Company distributes such stock to the Plan and its other stockholders and (ii) from the Viad ESOP. In addition, following the Plan's receipt of GFCFC Stock, the Committee may institute a special program that allows Participants to retain such stocl; in accordance with the rules set forth below.

(b) If the Committee chooses to implement a special program for the retention of GFCFC Stock in this Plan, it shall provide a special investment election to Participants within a reasonable time after the Company's distribution of GFCFC Stock to its stockholders. The timing shall be no later than 90 days after such distribution of GFCFC Stock unless the satisfaction of legally required preconditions for the election or other special circumstances require a longer waiting period. In providing the election, the Committee shall identify the GFCFC Stock that is allocated to the Accounts of Participants, and shall allow all Participants who remain in the employ of an Employer under this Plan (excluding Participants who are employed by GFCFC or another employer that participants in GFCFC's new qualified plans) to make a one-time election to keep or dispose of all the GFCFC Stock in their Account. This election may be coordinated with a similar election relating to GFCFC Stock that is allocated to such Participant's accounts in the Viad Corp Employees' Stock Ownership Plan so that a single election to keep or dispose of GFCFC Stock will apply to all of a Participant's GFCFC Stock in both that Plan and this Plan. Effective May 1, 1994, Participants may freely dispose of GFCFC Stock allocated to their Accounts.

(c) For Participants who elect to dispose of GFCFC Stock, the following investment rules shall apply.

     (i) If such GFCFC Stock was in a Participant's Employer Contribution Account, it shall be replaced with Employer Stock (by means of either a sale and reinvestment or an arm's-length exchange with a person who is not a party in interest under ERISA or a disqualified person under the Code) and invested in the Common Stock Fund. Thereafter, such Employer Stocl; in the Employer Contribution Accounts of such Participants will be subject to the Plan's normal rules requiring such investments to remain in the Employer Stock, as provided in Section 7.2(a), and to the Plan's normal rules for making distributions of balances in the Employer Contribution Account that are invested in this manner.

     (ii) If such GFCFC Stock was in a Participant's Employee Contribution Account, Salary Reduction Contribution Account, or Vested Rollover Contribution Account, it shall be sold in an arm's-length transaction and the proceeds shall be reinvested in available Investment Funds according to the Participant's most recent investment election for Elective Deferrals and shall thereafter be subject to the Plan's normal rules for investments and distributions of balances in such Accounts.

(d) For Participants who elect to keep GFCFC Stock, it shall be invested in the GFCFC Common Stock Fund and retained for them in the GFCFC Stock Account until the time for distribution under the rules of the Plan, or, if sooner, the time at which the Participant decides to dispose of his GFCFC stock, provided, however, that it may be converted to cash for the purpose of making a loan in accordance with the special rules in Section 7.8(e) below. When a distribution is due from the GFCFC Common Stock Fund following a Participant's termination of employment, the usual rules of the Plan shall apply, except that the Participant or Beneficiary shall be allowed to elect to receive the distribution from such Investment Fund in the form of whole shares of GFCFC common stock (plus cash in lieu of any fractional share) instead of receiving it in cash. Except in the case of stock dividends, stock splits, or nontaxable distributions with respect to GFCFC Stock, no GFCFC Stock or other assets shall be added to the GFCFC Common Stock Fund, and the dividends on GFCFC common stock and any other eamings of the GFCFC Common Stock Fund shall be reinvested in other investment funds as provided below.

     (i)    If such GFCFC Stock is in a Participant's Employer
     Contribution Account, the dividends on such stock and any other eamings of the GFCFC Common Stock Fund for such Account shall be used to acquire Employer Stock by means of reinvestment in the Common Stock Fund.

     (ii) If such GFCFC Stock is in a Participant's Employee Contribution Account, Salary Reduction Contribution Account, or Vested Rollover Account, the dividends on such stock and any other earnings of the GFCFC Common Stock Fund for such Accounts shall be reinvested in other Investment Funds according to the Participant's most recent investment election for Elective Deferrals.

(e) GFCFC Stock that is being retained in a Participant's Employee Contribution Account, Salary Reduction Contribution Account, or Vested Rollover Account (but not GFCFC Stocl; that is being retained in a Participant's Employer Contribution Account) can be liquidated to the extent necessary to provide a loan to the Participant. For this purpose, the Committee may establish uniform rules providing that such liquidation will not occur unless all other Account balances and investments that are available to provide the loan funds have been used first.

(f) The Committee shall establish special rules and accounting procedures as necessary to preserve any distribution forms or other valuable rights that are protected by Code Section 411(d)(6) with respect to amounts attributable to assets transferred directly to this Plan from the Viad Corp Employees' Stock Ownership Plan, including, to the extent applicable, rules requiring (i) the tracking of such amounts in special accounts, and (ii) the preservation of the Code Section 401(a)(28) right of diversification, the Code Section 4975(e)(7) right to receive distributions in the form of Employer Stock, and the Code Section 409(o) right to receive a distribution that complies with certain special timing requirements.

     7.8A   THE DIAL CORPORATION COMMON STOCK FUND: (a) The Plan
is authorized to receive The Dial Corporation common stock that is distributed to it (i) when the Company distributes such stock to the Plan and its other stockholders and (ii) pursuant to Section 1
1.4 from the Viad ESOP. In addition, following the Plan's receipt of Dial Corporation Common Stock, the Committee may institute a special program that allows Participant's to retain such stock in accordance with the rules set forth below.

(b)  Participants may freely dispose of Dial Corporation Common
Stock allocated to their Accounts at the time and in the manner permitted pursuant to this Article 7 subject to the special rules set forth in this Section 7.8A.

(c)  For Participant who elect to dispose of Dial Corporation
Common Stock, the following investment rules shall apply:

     (i) If such Dial Corporation Common Stock was in a Participant's Employer Contribution Account, or was transferred to this Plan from the Viad ESOP pursuant to Section 11.4, it shall be replaced with Employer Stock (by means of either a sale and reinvestment or an arm's-length exchange with a person who is not a party in interest under ERISA or a disqualified person under the Code) and invested in the Common Stock Fund. Thereafter, such Employer Stock in the Employer Contribution Accounts of such Participants will be subject to the Plan's normal rules requiring such investments to remain in the Employer Stock, as provided in Section 7.2(a), and to the Plan's normal rules for making distributions of balances in the Employer Contribution Account that are invested in this manner.

     (ii) If such Dial Corporation Common Stock was in a Participant's Employee Contribution Account, Salary Reduction Contribution Account, or Vested Rollover Contribution Account, it shall be sold in an arms-length transaction and the proceeds shall be reinvested in available Investment Funds according to the Participant's most recent investment election for Elective Deferrals and shall thereafter be subject to the Plan's normal rules for investments and distributions of balances in such Accounts.

(d) For Participants who elect to keep Dial Corporation Common Stock, it shall be invested in the Dial Corporation Common Stock Fund and retained for them in the Dial Corporation Stock Account until the time for distribution under the rules of the Plan, or, if sooner, the time at which the Participant decides to dispose of his Dial Corporation Common Stock, provided, however, that it may be converted to cash for the purpose of making a loan in accordance with the special rules in Section 7.8A(e) below. When a distribution is due from the Dial Corporation Common Stock Fund following a Participant's termination of employment, the usual rules of the Plan shall apply, except that the Participate or Beneficiary shall be allowed to elect to receive the distribution from such Investment Fund in the form of whole shares of Dial Corporation Common Stock (plus cash in lieu of any fractional share) instead of receiving it in cash. Except in the case of stock dividends, stock splits, or nontaxable distributions with respect to Dial Corporation Common Stock, no Dial Corporation Common Stock or other assets shall be added to the Dial Corporation Common Stock Fund, and the dividends on Dial Corporation Common Stock and any other earnings of the Dial Corporation Common Stock Fund shall be reinvested in other investment funds as provided below.

     (i) If such Dial Corporation Common Stock is in a Participant's Employer Contribution Account, or was transferred to this Plan from the Viad ESOP pursuant to Section 11.4, the dividends on such stock and any other earnings of the Dial Corporation Common Stock Fund for such Account shall be used to acquire Employer Stock by means of reinvestment in the Common Stock Fund.

     (ii) If such Dial Corporation Common Stock is in a Participant's Employee Contribution Account, Salary Reduction Contribution Account, or Vested Rollover Account, the dividends on such stock and any other earnings of the Dial Corporation Common Stock Fund for such Accounts shall be reinvested in other Investment Funds according to the Participant's most recent investment election for Elective Deferrals.

(e) Dial Corporation Common Stock that is being retained in a Participant's Employee Contribution Account, Salary Reduction Contribution Account, or Vested Rollover Account (but not Dial Corporation Common Stock that is being retained in a Participant's Employer Contribution Account) can be liquidated to the extent necessary to provide a loan to the Participant. For this purpose, the Committee may establish uniform rules providing that such liquidation will not occur unless all other Account balances and investments that are available to provide the loan funds have been used first.

     7.9 EXERCISE OF CONTROL: (a) The Committee shall provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment altematives available under the Plan, and incidents of ownership appurtenant to such investments. The Committee shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with Section 404(c) of ERISA and any relief from fiduciary liability resulting therefrom, a description of investment altematives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation Section 2550.404c-l(b)(2)(B)(1). In addition, the Committee shall provide information to Participants upon request as required by Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(2). Neither the Employer, Committee, Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments. The providing of information pursuant to this Article VII shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Employer, Committee, Trustee or any other individual associated with the Plan or the Employer to provide any investment advice.

(b) The Committee, pursuant to uniform and nondiscriminatory rules, may charge each Participant's Accounts for the reasonable expenses of carrying out investment instructions directly related to such Account, provided that each Participant is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his or her respective Accounts.

(c) The Committee shall decline to implement any Participant instructions if the instruction is inconsistent with any provisions of the Plan or Trust Agreement or any investment direction policies adopted by the Committee from time to time. The Committee also may decline to implement any Participant instructions to the extent permitted by Department of Labor regulations issued under Section 404(c) of ERISA. The Committee, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with
Section 404(c) of ERISA from time to time.

(d) A Participant shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, and nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction. A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this Article VII and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Committee, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation Section 25SO.404c-l(c)(3).

     7.10   ADJUSTMENT OF ACCOUNTS:  Adjustments pursuant to
Section 5.2 shall be made on a separate fund basis. Gains and Income or losses attributable to each Investment Fund shall be allocable strictly to the Investment Fund and Accounts invested therein. Each Investment Fund shall be invested in accordance with the provisions of the Plan and the Trust Agreement.

     7.11 LIMITATION OF LIABILITY AND RESPONSIBILITY: The Trustee, the Comminee and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this Article VII or for failing to act in the absence of any such direction. The Trustee, the Committee and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant. The Trustee shall have no obligation to consult with any Participant regardin, the propriety or advisability of any selection made by the Participant.

     7.12 FORMER PARTICIPANTS AND BENEFICIARIES: For purposes of this Article VII, the term "Participant" shall be deemed to include former Participants and the Beneficiaries of any deceased
Participants.

                  ARTICLE VIII - ADMINISTRATION

     8.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust. The Board of Directors of Viad Corp shall have the sole authority to appoint and remove the Trustee. Viad Corp shall have the sole authority to appoint and remove the Committee. The Board of Directors of Viad Corp shall have the authority to amend or terminate, in whole or in part, any provision of this Plan or the Trust. The Chief Executive Offtcer of Viad Corp also shall have the authority to amend any provision of this Plan or the Trust, provided that such amendment does not materially increase the cost of the Plan. Viad Corp shall have the final responsibility for administration of the Pian, which responsibility is specifically described in this Plan and the Trust. The Committee, appointed pursuant to Section 8.2, hereof, shall have the specific delegated powers and duties described in the further provisions of this
Article VIII, and such further powers and duties as hereinafter may be delegated to it by Viad Corp. The Trustee shall have responsibility with respect to the Plan as detailed in the Trust Agreement executed by the Company and the Trustee. Each Fiduciary warrants that any direction given, information fumished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under the Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under the Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     8.2 APPOINTMENT OF COMMITTEE: A Committee consisting of at least three persons shall be appointed by and serve at the pleasure of the Chief Executive Officer of Viad Corp to assist in the administration of the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

     8.3 CLAIMS PROCEDURE: The Committee shall make all determinations as to the right of any person to a benefit. Benefits will begin upon receipt of a written claim in the form and manner prescribed by the Committee. If an Employee, Participant, Beneficiary, or any other person is dissatisfied with the determination of his benefits, eligibility, participation, or any other right or interest in the Plan, such person may file a written statement setting forth the basis of the claim with the Committee in a manner prescribed by the Committee. In connection with the detemmination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

A written notice of the disposition of any such claim shall be furnished to the claimant within thirty days after the claim is filed with the Committee, provided that the Committee or its designee may have an additional period to decide the claim if it advises the claimant in writing of the need for an extension and the date on which it expects to decide the claim. The notice of the disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate shall explain how the claimant can perfect the claim. If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety days after receiving the vvritten notice of the Committee's or its designee's disposition of the claim, the claimant may request in writing, and shall be entitled to, a review meeting with the Committee or its designee to present reasons why the claim should be allowed. The claimant also may submit a written statement of his claim and the reasons for granting the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Committee or its designee. The Committee or its designee shall have the right to request of, and receive from, a claimant such additional information, documents, or other evidence as the Committee or it designee may reasonable require. If the claimant does not request a review meeting within ninety days after receiving vvritten notice of the Committee's or its designee's disposition of the claim, the claimant shall be deemed to have accepted the Committee's or its designee's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the ninety day period.

A decision on review shall be rendered in writing by the Committee or its designee ordinarily not later than sixty days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Committee or its designee shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty days after submission for review, it shall be deemed to be denied.

To the extend permitted by law, a decision on review by the Committee or its designee shall be binding and conclusive upon all persons whomever. To the extent permitted by law, completion of the claims procedures described in this section shall be a mandatory precondition that must be complied with prior to commencing of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Committee or its designee, in its sole discretion, may waive those procedures as a mandatory precondition to such an action.

     8.4 RECORDS AND REPORTS: Viad Corp (or the Committee if so designated by it) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERJSA, other applicable law and govemmental regulations issued thereunder relating to records of Participant's employment, Account balances, notifications to Participants' and annual reports to the Intemal Revenue Service and Department of Labor. Each Employer agrees to abide by the directions of Viad Corp or its designee, in the exercise of its responsibilities hereunder.

     8.5 OTHER COMMITTEE POWERS AND DUTIES: The Committee shall have such discretionary power and authority as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the discretionary authority to do the following:

(a) To construe and interpret the Plan, decide all question of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

(b) To select, monitor and replace the Investment ivlanaaer or add new Investment Funds;

(c) To prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

(d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

(e) To receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(f) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(g) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

(h) To appoint or employ individuals to asslst in the adminlstration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

Except as otherwise provided by the Plan, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirement of eligibility for a benefit under the Plan. All decisions, interpretations, and actions of the Committee pursuant to the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law. The decision of the Committee upon all matters within the scope of its authority shall be binding and conclusive on all persons.

     8.6 RULES AND DECISIONS: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information fumished by a Participant or Beneficiary, the Employer, the legal counsel of any such person or the Trustee.

     8.7 COMMITTEE PROCEDURES: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he or she has knowledge of any action or failure to act by the majority, registers his or her dissent in writing delivered to the other committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act.

     8.8 AUTHORIZATION OF BENEFIT PAYMENTS: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and shall warrant to the Trustee that all such directions are in accordance with the Plan.

     8.9 APPLICATION AND FORMS FOR BENEFITS: The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit on the forms approved by the Committee, as a condition precedent to payment of benefits. The Committee may rely upon all such information so fumished it including the Participant's or Beneficiary's current mailing address.

     8.10 FACILITY OF PAYMENT: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to such person or to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the malcing of such payment under the provisions of the Plan.

     8.11 INDEMNIFICATION OF THE COMMITTEE: The Committee and the individual members thereof shall be indemnified by the Employer and not from the Trust Fund against any and all liability arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                    ARTICLE IX.- MISCELLANEOUS

     9.1 NONGUARANTEE OF EMPLOYMENT: Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the Employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     9.2 RIGHTS TO TRUST ASSETS: No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund at any time, including upon termination of his or her employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits properly payable under the Plan to a Participant or Beneficiary out of the assets of the Trust Fund. All payment of benefits as provided for the in Plan shall be made solely out of the assets of the Trust Fund to the extent sufficient, and none of the Fiduciaries or Employers shall be liable therefore in any manner.

     9.3 NONALIENATION OF BENEFITS: (a) Except as permitted by the Plan in accordance with Code Section 401(a)(13) and ERISA
Section 206(d), no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exceptions, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

(b)  In accordance with the procedures consistent with Code
section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each potential alternate payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders within the meaning of Code section 414(p) and ERISA section 206(d).

     9.4 NONFORFEITABILITY OF BENEFITS: Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant of his or her right to the nonforfeitable benefit to which he or she becomes entitled in accordance with the provisions of the Plan.

     9.5    COMPLIANCE WITH CODE SECTION 414(u):
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

          ARTICLE X. - AMENDMENTS AND ACTION BY EMPLOYER

     10.1 AMENDMENTS: Viad Corp reserves the right to make from time to time any amendment or amendments to the Pian which do not cause (i) any adverse consequences to any Participant's rights in his or her Account balances and Funds in which such balances are invested, or (ii) any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries, provided, however, that Viad Corp may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and other applicable law

     10.2 ACTION BY VIAD CORP: Any action by Viad Corp under the Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

           ARTICLE XI. - SUCCESSOR EMPLOYER AND MERGER
                    OR CONSOLIDATION OF PLANS

     11.1 SUCCESSOR EMPLOYER: In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made in the sole discretion of Viad Corp by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liability by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

     11.2   CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATIONS OF
PLANS: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

     (i) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then been terminated); and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

     (ii) Resolutions of the Boards of Directors of the Employer under the Plan, or of any new or successor Employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new Employer's plan; and

     (iii) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

Pursuant to this section and consistent with the agreement between the Company and GFCFC, the Account balances and assets for Participants who are covered by the GFC Financial Corporation Capital Accumulation Plan shall be transferred to that plan following the Company's distribution of GFCFC common stock to the Plan and its other shareholders. In addition to the foregoing, any merger, consolidation, or transfer of assets described in this section shall comply with applicable requirements of Code Section 411(d)(6) to preserve optional forms of benefits and other valuable rights that are legally protected.

Effective as of January 1, 1995, the Andrews Bartlett Plan and the Gelco Plan shall be merged with and into the Plan and all Andrews Bartlett Plan and Gelco Plan assets shall be transferred to the Plan. The Trustee and the Committee shall accept all assets transferred from the Andrews Bartlett Plan and the Gelco Plan. All amounts received from these Plans shall be credited to the accounts established pursuant to this Plan in accordance with
Section 5.2(e) of this Plan. Following the merger, Participants in this Plan will include Participants in the Andrews Bartlett Plan and the Gelco Plan and such Participants shall accrue benefits under the terms of this Plan. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred pursuant to this Section in any way from loss or depreciation.

Effective as of May 31, 1996, or as soon thereafter as administratively feasible, the Giltspur Plan shall be merged with and into the Plan and all Giltspur Plan assets shall be transferred to the Plan. The Trustee and the Committee shall accept all assets transferred from the Giitspur Plan. All amounts received from the Giltspur Plan shall bcredited to the accounts established pursuant to this Plan in accordance with Section 5.2(g) of this Plan. Following the merger, Participants in this Plan will include Participant in the Giltspur Plan and such Participants shall accrue benefits under the terms of this Plan. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred pursuant to this Section in any way from loss or depreciation.

Effective as of July l5, 1996, or as soon thereafter as administratively feasible, the Concept Plan shall be merged with and into the Plan and all Concept Plan assets shall be transferred to the Plan. The Trustee and the Committee shall accept all assets transferred from the Concept Plan. All amounts received from the Concept Plan shall be credited to the accounts established pursuant to this Plan in accordance with Section 5.2(f) of this Plan. Following their merger, Participants in this Plan will include Participants in the Concept Plan and such Participants shall accrue benefits under the terms of this Plan. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred pursuant to this Section in any way from loss or depreciation.

     11.2A PLAN MERGER OR CONSOLIDATION ON OR AFTER JANUARY 1, 1997. Subject to the restrictions noted in this Section, the Employer reserves the right to merge or consolidate this Plan with any other plan or to direct the Trustee to transfer the assets held in the Trust Fund and/or the liabilities of this Plan to any other plan or to accept a transfer of assets and liabilities from any other plan, as long as such other plan is qualified within the meaning of Section 40l (a) of the Code. In the event of the merger or consolidation of this Plan and the Trust Fund with any other plan, or a transfer of assets or liabilities to or from the Trust Fund to or from any other plan, then each Participant shall be entitled to a benefit immediately after such merger, consolidation or transfer (determined as if the plan was then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated) and the determination of such benefit shall be made in the manner and at the time prescribed in regulations issued under ERISA. In connection with a plan merger, consolidation or transfer and upon authorization by the Board of Directors of the Employer, the Committee may, without the necessity of formally amending this Plan each time, accept a transfer of assets and liabilities to this Plan, or transfer assets and liabilities to another plan. Following a transfer of assets and liabilities to this Plan from any other plan (the "Transferring Plan"), the assets so transferred shall be credited to the Accounts in this Plan that most closely correspond, in the Committee's discretion, to the accounts in the Transferring Plan. For example, amounts credited to an account in the Transferring Plan to which Code Section 401(k) deferrals were credited would be credited to the Salary Reduction Contribution Account in this Plan. The Committee, the Employer and the Trustee do not guarantee the amounts transferred to this Plan in accordance with this Section l1.2A in any way from loss or depreciation. In addition to the foregoing, any merger, consolidation or transfer of assets described in this Section shall comply with the requirements of Code Section 4ll(d)(6) to preserve optional forms of benefits and other rights that are legally protected.

     11.3 TRANSFER OF PLAN ASSETS TO THE DIAL CORPORATI0N CAPITAL ACCUMULATION PLAN. Pursuant to the terms and provisions of a Distribution Agreement entered into between the Company, The Dial Corporation, and Exhibitgroup/Giltspur, Inc. (the "Distribution Agreement"), the Company will spin-off The Dial Corporation, a wholly owned subsidiary of the Company, by distributing all of The Dial Corporation's Common Stock, par value
5.01 per share, to the Company's shareholders as of the "Distribution Date" to be determined by the Company in accordance with the Distribution Agreement. In accordance with the terms of the Distribution Agreement, The Dial Corporation has established The Dial Corporation Capital Accumulation Plan ("The Dial Corporation Plan") to provide benefts for all "Consumer Products Individuals" who, immediately prior to the "Cut-Off Date", were participants in, or otherwise entitled to benefits under the Plan. Pursuant to the terms of The Dial Corporation Plan, "Consumer Products Employees" are credited with the service and account balance credited or earned under this Plan as if such service and account balance had originaily been credited to such Consumer Products Employees under The Dial Corporation Plan.

     The Trustee of the Trust Fund shall transfer to the trustee of The Dial Corporation Plan, cash, securities or other property or a combination thereof, as reasonably determined and directed by the Company, in an amount equal to the aggregate account balances, as of the Transfer Effective Date, attributable to the Consumer Products Individuals, plus the portion of any unallocated contributions and trust earnings or losses attributable to the Consumer Products Individuals. To the extent practicable, such transfers shall be effected so as to preserve investment elections of the Consumer Products Individuals.

     The Transfer of assets from this Plan to The Dial Corporation Plan shall take place (the "Transfer Effective Date") as soon as practicable following the Distribution Date; provided, however, that the Transfer Effective Date shall not occur until the later of (1) the expiration of a thirty (30) day waiting period following the filing of form 5310-A with the Internal Revenue Service, if required, and (2) the earlier of (a) the receipt of a favorable determination letter issued by the Internal Revenue Service with respect to the qualification of The Dial Corporation Capital Accumulation Plan or (b) the receipt by the Company of an opinion by counsel reasonably satisfactory in form and substance to the Company and The Dial Corporation to the effect that such counsel believes that The Dial Corporation Plan is qualified within the meaning of Section 401(a) of the Code.

     The transfer of assets from this Plan to The Dial Corporation Plan shall comply with the requirements of Section 414(1) ofthe
Code and Section 11.2 of this Plan.

     During the period from the Cut-Off Date through the date assets are actually transferred to The Dial Corporation Plan from this Plan (the "Interim Period"), the Company will cause benefits that become payable to Consumer Products Individuals to be paid from the Trust Fund. Records will be maintained to reflect amounts paid on behalf of such individuals and the aggregate amount so paid will reduce the amount transferred to The Dial Corporation Plan as explained in the second paragraph 0 this
Section 11.3.

     As of and after the Transfer Effective Date, neither the Company nor this Plan shall be responsible or liable for the payment of benefits to Consumer Products Individuals. From and as of the Transfer Effective Date Consumer Products Individuals will be paid from The Dial Corporation Plan for any and all account balances accrued under this Plan.

     For purposes of this Section 11.3 the following terms shall have the following specialized meanings:

"Affiliate" - with respect to any specific Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control vvith, such specified Person; provided, however, that no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

"Consumer Products Business" - all of the businesses conducted immediately prior to the Distribution Date by any member of either Group and reported by the Company in the "Consumer Products" segment in the footnotes to its consolidated financial statements (or which would have been reported had it been conducted as of December 31, 1995) in the Annual Report on Form 10-K for the year ending December 31, 1995.

"Consumer Products Employee" - any individual who (l) immediately prior to the Distribution Date is an officer or employee of any member of either Group and (a) is primarily employed in the Consumer Products Business or (b) will be an employee of the Consumer Products Group immediately following the Distribution or
(2) immediately prior to the Distribution Date is not an officer or employee of any member of either Group but at any time prior to the Distribution Date was an officer or employee of any member of either Group and throughout such period was primarily employed in the Consumer Products Business.

"Consumer Products Group" - The Dial Corporation and the Consumer
Products Subsidiaries.

"Consumer Products Individuals" - any individual who (l) is a Consumer Products Employee or (2) is a beneficiary of any individual specified in clause (l).

"Consumer Products Subsidiaries" - all of the corporations listed on Schedule l.01(d) of the Distribution Agreement. Such Schedule is hereby incorporated by reference.

"Cut-Off Date" - the last day of the calendar month immediately preceding the Distribution Date or, if such last day is less than fourteen (14) days before the Distribution Date, the last day of the next preceding calendar month.

"Dial Corporation Common Stock" - the common stock, par value $.01 per share, of The Dial Corporation.

"Dial Group" - the Company and it Affiliates, other than members of the Consumer Products Group.

"Distribution" - the distribution to holders of shares of Company Stock to be effected pursuant to the Distribution Agreement on the basis of one share of The Dial Corporation Common Stock for each share of Company Stock held of record as of the Record Date.

"Distribution Date" - the date, to be determiried by the Board of Directors of the Company, or the Executive Comminee thereof, as of which the Distribution shall be effected.

"Group" - the Dial Group, or the Consumer Products Group.

"Person" - an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a govemment or any department or agency thereof.

"Record Date" - the date determined by the Board of Directors of the Company, or the Executive Committee thereof, as the record date for determining stockholders of the Company entitled to receive the Distribution.

Ln addition to the foregoing, any merger, consolidation or transfer of assets described in this section shall comply with applicable requirements of Code Section 4ll(d)(6) to preserve optional forms of benefits and other valuable rights that are legally protected.

     11.4 TRANSFER OF PLAN ASSETS FROM VIAD CORP EMPLOYEES' STOCK; OWNERSHIP PLAN. Effective as of the Distribution Date, or as soon thereafter as administratively feasible (the "ESOP Transfer Effective Date"), shares of Dial Corporation Common Stock held by Dial Individuals in the Viad Corp Employees' Stock Ovvnership Plan, as that plan may be renamed in the future (the "ESOP"), will be transferred to this Plan. The Committee and the Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from the ESOP, and in so doing accept the liability to each Participant for the amounts transferred. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred pursuant to this Section in any way from loss or depreciation.

The assets transferred to this Plan from the ESOP shall be allocated to the Participants' Dial Corporation Stock Account in this Plan. Participants may dispose of, or retain, Dial
Corporation Common Stock transferred to this Plan in accordance with the provisions of Section 7.8A.

     For purposes of this Section 11.4, the follovv1ng terms shall have the follovving specialized meanings:

"Dial Employee" - any individual who at any time prior to the Distribution Date is or was an officer or employee of any member of any Group, other than a Consumer Products Employee.
"Dial Individual" - any individual who (1) is a Dial Employee, (2) at any time prior to the Distribution Date is or was an officer or employee of any Former Dial Business or (3) is a beneficiary of any individual specified in clause (1)

"Former Dial Business" - all of the businesses and operations (1) heretofore but not currently conducted by any member of the Dial
Group or (2) currently or heresofore conducted by any former
Subsidiary of any such member.

"Subsidiary" - with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar goveming body; provided, however, that for purposes of this
Section 11.4, (1) the Consumer Products Subsidiaries shall be deemed to be Subsidiaries of The Dial Corporation and (2) the Consumer Products Subsidiaries shall not be deemed to be Subsidiaries of the Company or any of the Company's Subsidiaries.

The terms "Dial Corporation Common Stock", "Distribution",
"Distribution Date", "Consumer Products Employee", "Dial Group",
"Group", and "Person" shall be given the meaning ascribed to such terms in Section 11.3 of the Plan.

                 ARTICLE XII. - PLAN TERMINATION

     12.1 RIGHT TO TERMINATE: In accordance with the procedures set forth in this Article, Viad Corp may terminate the Plan at any time in its entirety or with respect to any Employer or group of Employees or Participants. The Board of Directors of an Employer may terminate the Plan at any time with respect to its Employees or any group of its Employees or Participants, provided such Employer has made all contributions due to the Plan to the date of such termination.

     12.2 PARTIAL TERMINATION: Upon termination of the Plan by Viad Corp or by the Employer with respect to such Employer or a group of Employees or Participants of such Employer, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with
Section 12.3.

     12.3 LIQUIDATION OF THE TRUST FUND: (a) Upon termination or partial termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (a) to continue to administer the Trust fund and pay Account balances in accordance with Article VI to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated; or
(b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective Account balances or rights thereto.

(b) In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust
Fund.

(c)  The Trustee may delay distributron of assets under Section l
2.3 pending receipt of written determination by the Internal
Revenue Service that the Plan is qualified upon termination.

                 ARTICLE XIII. - ADOPTION OF PLAN

     13.1 ADOPTION AGREEMENT: (a) Subject to the approval of Viad Corp and consistent with the provisions of ERISA and other applicable law, an Afftliate may adopt the Plan for its Eligible Employees by entering into an Adoption Agreement in the form and substance prescribed by the Committee. To the extent approved by the Committee, each Affiliate may:

     (i) Modify the definition of Eligible Employee set forth in Section 2.1(r) hereof, with respect to its Employees; and

     (ii)   Modify the definition of Compensation set forth in
     Section 2.1(m), hereof, with respect of its Employees.

Any such modification shall be reflected in the Adoption Agreement and may be amended from time to time by a written supplement to the Adoption Agreement with the approval of the Committee. Each Employer may determine the level of Employer contributions to be made by the Employer to the Employer Contribution Accounts of its Eligible Employees in each Year.

(b) The Committee may prospectively require that all provisions of the Plan be uniformly applied to an Employer, as set forth in the Plan, notwithstanding any modification provisions in an Adoption Agreement. Viad Corp may prospectively revoke or modify any Employer's participation in the Plan at any time and for any or no reason, without regard to the terms of any Adoption Agreement, or terminate the Plan with respect to such Employer's Employee Participants.

(c) By Execution of an Adoption Agreement (each of which by this reference shall become a part of the Plan), the Employer agrees to be bound by all the terms and conditions of the Plan and delegate all authority to amend or terminate the Plan, and to appoint and remove the Committee and Trustee, to Viad Corp.